Exhibit 4.24

ChipMOS TECHNOLOGIES (BVI) LTD.

AND

SUZHOU ORIZA PUHUA ZHIXIN EQUITY INVESTMENT PARTNERSHIP (L.P.)

SUZHOU PUHUA CHUANXIN VENTURE CAPITAL PARTNERSHIP (LIMITED PARTNERSHIP)

SUZHOU PUHUA XINCHENG VENTURE CAPITAL PARTNERSHIP (LIMITED PARTNERSHIP)

SUZHOU XINGWEI ENTERPRISE MANAGEMENT PARTNERSHIP (LIMITED PARTNERSHIP)

GONGQINGCHENG YUANYAN VENTURE CAPITAL PARTNERSHIP (LIMITED PARTNERSHIP)

GUANGDONG CORE FUTURE PHASE I VENTURE CAPITAL FUND PARTNERSHIP (LIMITED PARTNERSHIP)

XIAMEN DILI HONGXIN EQUITY INVESTMENT PARTNERSHIP (LIMITED PARTNERSHIP)

ZHUHAI HONGCUN ZHENGXIN ENTERPRISE MANAGEMENT PARTNERSHIP (LIMITED PARTNERSHIP)

ZHUHAI HONGCUN LIXIN ENTERPRISE MANAGEMENT PARTNERSHIP (LIMITED PARTNERSHIP)

ZHUHAI HONGCUN YUXIN ENTERPRISE MANAGEMENT PARTNERSHIP (LIMITED PARTNERSHIP)

ZHUHAI HONGCUN RUNXIN ENTERPRISE MANAGEMENT PARTNERSHIP (LIMITED PARTNERSHIP)

REGARDING

UNIMOS MICROELECTRONICS (SHANGHAI) CO., LTD.

_________________________________________________

EQUITY INTEREST TRANSFER AGREEMENT

_________________________________________________

DECEMBER 21, 2023

This Equity Interest Transfer Agreement (this "Agreement") is executed by the following parties in Qingpu District, Shanghai, PRC on December 21, 2023 ("Execution Date").

Party A: ChipMOS TECHNOLOGIES (BVI) LTD.

Registered Address: Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands

Party B1: Suzhou Oriza PuHua ZhiXin Equity Investment Partnership (L.P.)

Registered Address: Room 101, Building 18, No. 183 Suhong East Road, Suzhou Industrial Park, Suzhou Area, China (Jiangsu) Pilot Free Trade Zone

Party B2: Suzhou Puhua Chuanxin Venture Capital Partnership (Limited Partnership)

Registered Address: Room 102, Building 18, No. 183 Suhong East Road, Suzhou Industrial Park, Suzhou City, Jiangsu Province

Party B3: Suzhou Puhua Xincheng Venture Capital Partnership (Limited Partnership)

Registered Address: Room 102, Building 18, No. 183 Suhong East Road, Suzhou Industrial Park, Suzhou Area, China (Jiangsu) Pilot Free Trade Zone

Party B4: Suzhou Xingwei Enterprise Management Partnership (Limited Partnership)

Registered Address: 2F, Room 202, No. 111 Suhong West Road, Suzhou Industrial Park, Suzhou Area, China (Jiangsu) Pilot Free Trade Zone

Party B5: Gongqingcheng Yuanyan Venture Capital Partnership (Limited Partnership)

Registered Address: Jijin Town, Gongqing City, Jiujiang City, Jiangxi Province

Party B6: Guangdong Core Future Phase I Venture Capital Fund Partnership (Limited Partnership)

Registered Address: Room 704, Building A10, No.233 Science Avenue, Huangpu District, Guangzhou

Party B7: Xiamen Dili Hongxin Equity Investment Partnership (Limited Partnership)

Registered Address: Unit 431 H, 4F, Building C, Xiamen International Shipping Center, No. 93 Xiangyu Road, Xiamen Area, China (Fujian) Pilot Free Trade Zone

Party B8: Zhuhai Hongcun Zhengxin Enterprise Management Partnership (Limited Partnership)

Registered Address: 7F, No. 49 Shishan Village, Hengqin, Zhuhai

Party B9: Zhuhai Hongcun Lixin Enterprise Management Partnership (Limited Partnership)

Registered Address: Unit 102, 1F, No. 30 Shishan Village, Hengqin, Zhuhai

Party B10: Zhuhai Hongcun Yuxin Enterprise Management Partnership (Limited Partnership)

Registered Address: 6F, No. 49 Shishan Village, Hengqin, Zhuhai

Party B11: Zhuhai Hongcun Runxin Enterprise Management Partnership (Limited Partnership)

Registered Address: Unit 101, 1F, No. 30 Shishan Village, Hengqin, Zhuhai

Party B1, Party B2, Party B3, Party B4, Party B5, Party B6, Party B7, Party B8, Party B9, Party B10 and Party B11 are collectively referred to as "Party B." Party A and any party of Party B are each referred to as a "Party" and collectively referred to as the "Parties."

WHEREAS:

1.
Unimos Microelectronics (Shanghai) Co., Ltd. (hereinafter referred to as the "Target Company" or the "Company") is a limited liability company duly registered and validly existing under the Laws of the PRC. As of the Execution Date of this Agreement, the registered address of the Target Company is at No. 9688, Songze Avenue, Block C, Qingpu Industrial Zone, Shanghai, with CHENG WEIHUA as its legal representative and with registered capital of RMB2,468,843,599;
2.
As of the Execution Date of this Agreement, Party A is a legally registered shareholder of the Target Company, holding 45.0242% of the equity interest in the Target Company (corresponding to a capital contribution of RMB1,111,576,624 to the Target Company). The other shareholders of the Target Company, Accretech (China) Co., Ltd. (hereinafter referred to as "Accretech"), Chao-Jung Tsai, Shih-Jye Cheng, Shou-Kang Chen and David W. Wang (hereinafter referred to as "Strategic Investors"), collectively hold 4.0357% of the equity interest in the Target Company (hereinafter referred to as "Other Transferred Equity Interest"). On the Execution Date of this Agreement, the shareholding ratio of the Company's shareholders as registered in the SAMR registration system are set forth in Annex 1;
3.
According to the terms and conditions of this Agreement, Party A agrees to transfer its 45.0242% equity interest in the Target Company to Party B, and Party B agrees to acquire 4.0357% equity interest in the Target Company held by the Strategic Investors; Party B agrees to acquire the Target Equity Interest and a total of 4.0357% equity interest in the Target Company held by the Strategic Investors and all rights and interests associated therewith in accordance with this Agreement (hereinafter referred to as this "Transaction").

NOW THEREFORE, based on the principle of equality and mutual benefits, the Parties have reached the following agreement on the matters related to this Transaction.

ARTICLE 1. DEFINITIONS AND INTERPRETATIONS

1.1.
In this Agreement and in the recitals of this Agreement, unless otherwise interpreted according to the context, the following terms shall have the meanings ascribed to each of them respectively below:

Agreement	means the Equity Interest Transfer Agreement executed by the Parties, including its schedules and annexes (which may be amended and/or supplemented in accordance with this Agreement).
Transaction	has the meaning ascribed to it in the recitals of this Agreement.
Transaction Price	has the meaning ascribed to it in Subsection 2) of Section 2.1.
Target Company or Company	means Unimos Microelectronics (Shanghai) Co., Ltd.
Target Equity Interest	means 45.0242% of the equity interest in the Target Company held by Party A (corresponding to a capital contribution of RMB1,111,576,624 to the Target Company).
Strategic Investors	has the meaning ascribed to it in the recitals of this Agreement.
Other Transferred Equity Interest	has the meaning ascribed to it in the recitals of this Agreement.
Equity Transfer by Strategic Investors	has the meaning ascribed to it in Subsection 2) of Section 2.1.
Agreements on Equity Interest Transfer by Strategic Investors	has the meaning ascribed to it in Subsection 2) of Section 2.1.
Confidential Information

includes any proprietary, secret, or confidential data and materials related to the Company, its Business, or owned by the Parties of this Agreement, or disclosed by either Party at any time or for the negotiation of this Agreement, and the relevant contents of this Agreement.

Force Majeure Event

refers to objective circumstances that are unforeseeable, unavoidable and insurmountable, including earthquakes, typhoons, floods, fires, wars, and other force majeure events that are unforeseeable and cannot be prevented or avoided in terms of their occurrence and consequences, as well as any changes in applicable Laws, the promulgation of new applicable Laws, or any government actions (limited to government actions that adversely affect the Company's Business due to changes or new promulgations of applicable Laws), which cause the performance of this Agreement impossible or cause this Agreement unable to be performed in accordance with the agreed terms and conditions.

Party Making the Change	has the meaning ascribed to it in Section 11.3.
First Tranche Price	has the meaning ascribed to it in Section 2.2.
First Tranche Price Payment Date	has the meaning ascribed to it in Section 2.2.
Second Tranche Price	has the meaning ascribed to it in Section 2.2.
Indebtedness

means the payment or repayment obligation of indebtedness, regardless of whether as a primary debtor or guarantor, whether currently or in the future, whether it is determined or contingent, or whether it is required to be disclosed in the financial statements in accordance with applicable accounting standards.

Penalty

means any fines, penalties, fees, or compensations imposed by Government Authorities, including but not limited to administrative sanctions, liquidated damages, late payment fees, idle land fees, penalty interest, etc.

Laws

means any constitutional provisions, treaties, conventions, laws, administrative regulations, ordinances, local regulations, departmental regulations, local government regulations, provisions, notices, guidelines, securities exchange rules, industry self-regulatory association rules, legal interpretations, judicial interpretations and other normative documents that have legal effect and are applicable to the Parties or this Transaction.

Articles of Association

means the fundamental regulations governing the organization and operations of the Company, which are subject to review and approval by the Company's highest authority and are jointly signed by the Company's shareholders, regardless of whether they are titled as Articles of Association of the Company, Articles of Association or under any other similar name.

Equity Transfer	means the act of Party A transferring the Target Equity Interest to Party B in accordance with the terms and conditions of this Agreement.
Transfer Price	has the meaning ascribed to it in Section 2.1.
Equity Interest Return	has the meaning ascribed to it in Section 7.4.
Transition Period	has the meaning ascribed to it in Section 4.1.
SAMR	means the State Administration for Market Regulation of the PRC or its local corresponding authorities.
Change of Registration

means the registration or recordation procedures for the following matters with SAMR: (1) change of shareholders of the Target Equity Interest and Other Transferred Equity Interest from Party A and Strategic Investors to Party B; and (2) other change of registration procedures related to this Transaction (including the registration /recordation procedures related to the change of the Articles of Association and the directors and supervisors of the Target Company constituted or elected in accordance with the Transaction Documents), and obtaining a new Business License or the Notice of Approval for the Recordation for the Change issued by the SAMR to the Target Company.

Completion Date of Change of Registration

means the date when the registration or recordation procedures for Change of Registration are completed in the SAMR, which is the date when obtaining the new Business License or the Notice of Approval for the Recordation for the Change issued by the SAMR to the Target Company.

Business Day	means each day other than a statutory public holiday, a holiday and a day on which the stock exchange is closed in the PRC.
Closing Date	has the meaning ascribed to it in Section 2.2.
Abbreviated Agreement	has the meaning ascribed to it in Section 13.8.
Controlling Shareholders	means the shareholders of the Target Company, other than Party A and Strategic Investors, as of the Execution Date of this Agreement.

Related Party

The Related Party of a certain entity shall mean: (i) if it is a non-natural person entity, any other entity that directly or indirectly Controls, is Controlled by, or is jointly controlled with such entity, either directly or through one or more intermediary entities; or (ii) if it is a natural person, any other natural person who directly or indirectly controls such person or is a Family Member of such person. For the purposes of this this definition, "Family Member" with respect to an individual means the spouse, children who have reached the age of 18 and their spouses, parents and the parents of their spouses, brothers and sisters and their spouses, brothers and sisters of their spouses, and other family members who have close relations to such individual. "Control" or "Controlled by" means the possession of more than fifty percent (50%) of the voting rights at the shareholders' meeting of such entity, directly or indirectly, or the power to direct or determine the voting, or, although holding less than fifty percent (50%) of the shares, the power to appoint the general manager or any other senior management officer responsible for the daily operations of the entity (excluding the situation where the appointment or removal of the aforementioned personnel is subject to a veto right only), or the management committee, board of directors or the majority of members of the similar decision-making authiruty (excluding the situation where the appointment or removal of the aforementioned personnel is subject to a veto right only), or the power as a trustee, executor, or in any other capacity to give instructions or authority over the business, management, policies, and decisions of a certain entity (whether exercised or not).

Performing Party B	has the meaning ascribed to it in Section 7.3.
Proposing Termination Party B	has the meaning ascribed to it in Section 7.3.
Breaching Party B	has the meanings ascribed to it in Section 7.3 and Section 7.4 respectively.
Non-Breaching Party B	has the meaning ascribed to it in Section 7.3.
Non-Liable Party B	has the meaning ascribed to it in Section 7.4.
Approval

means all approvals, authorizations, consents, licenses, permits, etc., the completion of all declarations, registrations, recordations, notifications, etc., as well as all certificates or other documentary evidence of any of the forgoing.

Encumbrance

means any encumbrance granted to any Person or arising due to contractual or statutory reasons, including (1) mortgage, pledge, lien, other security interests, priority rights, proxy voting rights, or transfer restrictions on specific property; (2) seizure, attachment, or freezing measures on specific property; and (3) claims of ownership, possession, use, disposal, or income rights attached to specific property.

Person	means a natural person, corporation, enterprise, partnership, trust, government or any Government Authority or any other entity.
RMB	means the lawful currency of the PRC.
Daily Business or Daily Business Operation

means the daily operations carried out by a company in accordance with past practices (including in terms of quantity and frequency) and as specified from time to time in such company's business license.

Tax

means various forms of taxes and similar charges imposed, withheld or assessed by the central or local government of the PRC or other jurisdictions with governing authority, as well as interests, fines, surcharges, late fees, or Penalties related to the above. The term "Taxation" used in this Agreement, unless otherwise specified, should be interpreted as the same as "Tax".

Losses	has the meaning ascribed to it in Section 8.2.
New Register of Shareholders	has the meaning ascribed to it in Section 2.2.
Business

means all business that the Company is legally entitled to engage in, which includes but is not limited to the assembly and testing services of semiconductor and integrated circuit, technology development, technology service and the sales of relevant products, etc.

Business License	means the Company's business license issued by the SAMR.
Renminbi	means Renminbi (Yuan), the lawful currency of the PRC, unless otherwise specified in this Agreement.
Government Authority

means any government or its administrative division that has jurisdiction over the Target Company, any department, agency, or functional department of any government or its administrative division, any court or arbitration tribunal, and any regulatory authority of any securities exchange.

Material Adverse Effect

means any event, change, or impact that, either individually or in conjunction with any other event, change, or impact: (i) causes or would be expected to cause a material loss, material burden, or material adverse effect on the Business, operations, assets, Indebtedness (including contingent liabilities), operating performance, financial condition, or prospects of the Company, and causes this Agreement unable to be performed; or (ii) causes or would be expected to cause material harm to the ability of the Company to perform its material obligations under this Agreement (including any annexes to this Agreement), and causes this Agreement unable to be performed; or (iii) causes or would be expected to cause material harm to the validity and enforceability of this Agreement (including any annexes to this Agreement) against the Company, and causes this Agreement unable to be performed.

Intellectual Property Rights

means any patent rights, trademarks, service marks, rights (registered or unregistered); applications for the foregoing; trade or business names; copyrights (including rights in software); know-how; secret recipe and processes, supplier and customer lists, and other confidential and proprietary knowledge and information; rights to protection of goodwill and reputation, Internet domain names; rights in database, and all rights and forms of protection of a nature similar to any of the foregoing or having the same effect anywhere in the world, as well as all rights under licenses and consents in relation to any of the protection and forms of protection referred to in this definition.

1.2.
Unless otherwise specified in the context, the following terms in this Agreement shall be interpreted as follows:
1)
The terms Article, Section, Item and Paragraph in this Agreement refer to the corresponding provisions of this Agreement.
2)
"Including" and similar words should be interpreted as "including but not limited to."
3)
The reference to any Law or statutory provision shall be deemed to include any revisions, amendments, consolidations or re-enactments thereof that have been made or may from time to time be made.
4)
All the pronouns (including both gender-specific pronouns and gender-neutral pronouns) include the masculine, feminine and neutral gender.
5)
In any litigation, remedy, judicial proceeding, legal instrument, legal status, court, official or any other legal context, any mention of non-Chinese legal terms shall be construed to include the legal concept that bears the closest resemblance to such non-Chinese legal terms under the PRC Laws.

6)
The headings contained in this Agreement are for reference purposes only and shall not affect in any way the interpretation of this Agreement.
7)
The written form includes words that are reproduced in an easily readable and maintainable form.

ARTICLE 2. TRANSACTION ARRANGEMENT

2.1.
Transaction
1)
Equity Transfer

Party B agrees to acquire a total of 45.0242% equity interest (corresponding to a registered capital of RMB1,111,576,624) of the Target Company held by Party A for a total purchase price of Renminbi nine hundred and seventy-nine million, two hundred and seventy-six thousand, three hundred and fifty Yuan (RMB979,276,350.00) ("Transfer Price") based on a pre-money valuation of Renminbi two billion, one hundred and seventy-five million Yuan (RMB2,175,000,000.00).

Transferor	Transferee	Transferred Equity Interest	Corresponding Transfer Price (Renminbi)
Party A	Party B1	Equity interest corresponding to a registered capital of RMB197,507,608 (representing 8.0000% of the equity interest in the Target Company)	174,000,000.00
	Party B2	Equity interest corresponding to a registered capital of RMB57,265,855 (representing 2.3195% of the equity interest in the Target Company)	50,450,000.00
	Party B3	Equity interest corresponding to a registered capital of RMB76,051,780 (representing 3.0805% of the equity interest in the Target Company)	67,000,000.00
	Party B4	Equity interest corresponding to a registered capital of RMB64,189,972 (representing 2.6000% of the equity interest in the Target Company)	56,550,000.00
	Party B5	Equity interest corresponding to a registered capital of RMB192,399,652 (representing 7.7931% of the equity interest in the Target Company)	169,500,000.00
	Party B6	Equity interest corresponding to a registered capital of RMB54,484,857 (representing 2.2069% of the equity interest in the Target Company)	48,000,000.00
	Party B7	Equity interest corresponding to a registered capital of RMB148,130,705 (representing 6.0000% of the equity interest in the Target Company)	130,500,000.00
	Party B8	Equity interest corresponding to a registered capital of RMB79,293,239 (representing 3.2118% of the equity interest in the Target Company)	69,856,650.00

Transferor	Transferee	Transferred Equity Interest	Corresponding Transfer Price (Renminbi)
	Party B9	Equity interest corresponding to a registered capital of RMB79,351,150 (representing 3.2141% of the equity interest in the Target Company)	69,906,675.00
	Party B10	Equity interest corresponding to a registered capital of RMB89,090,744 (representing 3.6086% of the equity interest in the Target Company)	78,487,050.00
	Party B11	Equity interest corresponding to a registered capital of RMB73,811,062 (representing 2.9897% of the equity interest in the Target Company)	65,025,975.00

2)
Equity Transfer by Strategic Investors

The Parties agree that, upon the signing of this Agreement, Party A shall procure and ensure that each of the Strategic Investors listed in Annex 5 to this Agreement enters into an equity interest transfer agreement with Party B8 and issues a waiver of right of first refusal in connection with this Transaction (collectively referred to as "Agreements on Equity Interest Transfer by Strategic Investors"). Party B8 shall acquire the Company's equity interest held by the Strategic Investors in the following proportions, the following equity transfer collectively referred to as "Equity Transfer by Strategic Investors", and shall pay a total of Renminbi eighty-seven million, seven hundred and seventy-six thousand, four hundred and seventy-five Yuan (RMB87,776,475.00) as the consideration for the equity interest transfer by the Strategic Investors ("Strategic Investors Transfer Price"). The Strategic Investors Transfer Price and the Transfer Price is collectively referred to as the "Transaction Price."

Transferor	Transferee	Other Transferred Equity Interest	Corresponding Transfer Price (Renminbi)
Accretech	Party B8	Equity interest corresponding to a registered capital of RMB34,964,934 (representing 1.4162% of the equity interest in the Target Company)	30,802,350.00
Chao-Jung Tsai	Party B8	Equity interest corresponding to a registered capital of RMB33,187,500 (representing 1.3443% of the equity interest in the Target Company)	29,238,525.00
Shih-Jye Cheng	Party B8	Equity interest corresponding to a registered capital of RMB27,656,250 (representing 1.1202% of the equity interest in the Target Company)	24,364,350.00
Shou-Kang Chen	Party B8	Equity interest corresponding to a registered capital of RMB3,062,100 (representing 0.1240% of the equity interest in the Target Company)	2,697,000.00
David W. Wang	Party B8	Equity interest corresponding to a registered capital of RMB765,525 (representing 0.0310% of the equity interest in the Target Company)	674,250.00

2.2.
Payment of Transfer Price
1)
Payment and Closing
A.
First Tranche Price

Within fifteen (15) Business Days from the date on which the conditions precedent to Closing set forth in Section 3.1 hereof are satisfied as confirmed by Party B or waived by Party B in the manner set forth in Section 3.2, Party B shall pay 70% of the Transfer Price as agreed in Subsection 1) of Section 2.1 hereof (i.e., Renminbi six hundred and eighty-five million, four hundred and ninety-three thousand, four hundred and forty-five Yuan (RMB685,493,445.00)) and 100% of the Strategic Investors Transfer Price as agreed in Subsection 2) of Section 2.1 hereof (i.e., Renminbi eighty-seven million, seven hundred and seventy-six thousand, four hundred and seventy-five Yuan (RMB87,776,475.00), which together with the aforesaid Transfer Price shall be referred to as the "First Tranche Price") to the bank account designated by Party A as specified in Annex 6 and the bank accounts designated by the Strategy Investors, after withholding and paying any applicable income tax (if any) and other taxes that Party B is required by law to withhold and pay on behalf of Party A and the Strategy Investors based on the total amount of the Transaction Price. The date on which all of the aforementioned payments have been made in full shall be referred to as the "First Tranche Price Payment Date."

B.
Second Tranche Price

Subject to the provisions of Section 3.3 of this Agreement, on the first Business Day after the expiration of 6 months from the First Tranche Price Payment Date, Party B shall pay 30% of the Transfer Price as agreed in Subsection 1) of Section 2.1 hereof (i.e., Renminbi two hundred and ninety-three million, seven hundred and eighty-two thousand, nine hundred and five Yuan (RMB293,782,905.00), "Second Tranche Price") to the bank account designated by Party A as specified in Annex 6.

2)
For the avoidance of doubt, Party B's obligations to pay the Transaction Price under this Agreement are several and not joint. The First Tranche Price Payment Date shall be referred to as the closing date ("Closing Date"). The Parties agree that regardless of when the Change of Registration is processed, Party B shall have the full ownership of the Target Equity Interest as well as all other associated titles and interests originally owned by Party A effective from the Closing Date, including but not limited to the directors and supervisors of the Company appointed by Party B shall enjoy and exercise the relevant powers from the Closing Date.

3)
Capital Contribution Certificate and Register of Shareholders

The Company shall, within 5 Business Days from the Closing Date, issue to each Party B a capital contribution certificate and deliver to each Party B the register of shareholders in which Party B is registered as a shareholder of the Company in accordance with the shareholding ratio set forth in Section 2.3 of this Agreement ("New Register of Shareholders"). The capital contribution certificate shall include the following information: Company name, date of incorporation, registered capital, shareholder's name, subscribed capital contribution, shareholding ratio, date of capital contribution payment, capital contribution certificate number and issuance date. The capital contribution certificate shall be signed by the chairman of the Company and affixed with the Company seal. The Company will register and retain the New Register of Shareholders, which will be signed by all shareholders and affixed with the Company seal and kept by the board of directors, and an original copy shall also be provided to Party B.

2.3.
Shareholding Structure after the Transaction

From the Closing Date, the subscribed capital contribution and shareholding ratio of each shareholder in the Company will be changed as follows:

Shareholder's Name	Registered Capital (Renminbi)	Shareholding Ratio (%)
Controlling Shareholders	1,257,630,666	50.9401
Party B1	197,507,608	8.0000
Party B2	57,265,855	2.3195
Party B3	76,051,780	3.0805
Party B4	64,189,972	2.6000
Party B5	192,399,652	7.7931
Party B6	54,484,857	2.2069
Party B7	148,130,705	6.0000
Party B8	178,929,548	7.2475
Party B9	79,351,150	3.2141
Party B10	89,090,744	3.6086
Party B11	73,811,062	2.9897
Total	2,468,843,599	100.0000

2.4.
Execution of Transactions Documents and SAMR Change
1)
Execution of Transactions Documents

Party A agrees to use commercially reasonable efforts to cause the Company and the Controlling Shareholders to execute, concurrently with the execution of this Agreement, prior to the Closing Date or at such other time agreed by Party B, a new Articles of Association, a waiver of right of first refusal in connection with this Transaction and a resolution of the board of directors (the foregoing documents and this Agreement collectively referred to as the "Transaction Documents"), the contents of which shall be in accordance with the contents of this Agreement and to the satisfaction of Party B.

2)
SAMR Change

The registration and recordation procedures for this Transaction (including the Equity Transfer and the Equity Transfer by Strategic Investors) shall be handled by Party A and the Company, with the other shareholders and Party B providing the necessary cooperation. The Parties agree to sign such necessary and reasonable legal documents as may be required from time to time by the SAMR and other competent authorities to facilitate the expeditious completion of the registration and recordation procedures required for this Transaction.

ARTICLE 3. CONDITIONS PRECEDENT TO CLOSING

3.1.
Conditions Precedent to Closing

Unless otherwise waived in writing by Party B, Party B's obligation to fulfill the payment of the First Tranche Price shall be subject to the satisfaction of all the following conditions precedent:

1)
The Company shall have made a resolution of the board of directors, approving the execution of the Transaction Documents, approving this Transaction and the execution of the new Articles of Association, and the other shareholders of the Company shall have waived their rights of first refusal to purchase the equity interest to be transferred in this Transaction (except for the transfer where the other shareholder is the transferor in this Transaction);
2)
The Transaction Documents, including this Agreement, the Agreements on Equity Interest Transfer by Strategic Investors, the new Articles of Association, and the Abbreviated Agreement, resolutions and other documents as may be necessary to complete the Change of Registration, shall have been duly executed and delivered;
3)
Party A's parent company (ChipMOS TECHNOLOGIES INC., "ChipMOS TECHNOLOGIES") shall have obtained approval from its board of directors for Party A's execution of the Transaction Documents and the approval of this Transaction, and shall have made the necessary announcements in accordance with the relevant applicable Laws;
4)
The Company's Controlling Shareholders shall have obtained approval from its board of directors for the Company's execution of the relevant Transaction Documents and approve this Transaction;

5)
The Company and all shareholders shall have obtained all necessary Approvals, registrations, recordations, consents, permits, or exemptions from all relevant Government Authorities or third parties for the execution and performance of the Transaction Documents and this Transaction (including the completion of the relevant Change of Registration in connection with this Transaction, the withholding and payment of income taxes, Tax filings, foreign exchange registrations, and any other government Approvals required for this Transaction);
6)
The shareholders' meeting of the Company shall have appointed the candidates nominated/appointed by Party B and the Controlling Shareholders as directors and supervisors of the Company in accordance with the Articles of Association, the board of directors of the Company shall have been formally constituted as prescribed by the Articles of Association, and the relevant procedures for Change of Registration of the new directors and supervisors shall have completed;
7)
The representations and warranties of Party A contained in Annex 4 to this Agreement shall continue to be fully true, complete and accurate. Party A shall have fulfilled all covenants indicated in the Transaction Documents to be performed by it on or prior to the Closing Date, without any material violation of the provisions of the Transaction Documents;
8)
To the best knowledge of Party A, no event, fact, condition, change, or other circumstance has occurred that has had, or would reasonably be expected to have, a Material Adverse Effect with respect to the performance of this Transaction or the Company's assets, financial structure, Indebtedness, technologies, profit prospects, reputation and normal operations, and that would cause this Agreement unable to be performed;
9)
To the best knowledge of Party A, there is no relevant applicable Law, judgment, arbitral award, ruling, or injunction from a court, arbitration institution, or relevant government regulatory authority that would restrict, prohibit or revoke this Transaction. Additionally, there is no pending or threatened litigation, arbitration, judgment, arbitral award, ruling or injunction that has had or would have a Material Adverse Effect on this Transaction and would cause this Agreement unable to be performed;
10)
Party A shall have issued to Party B a Closing Certificate (the content and format of which shall be as set forth in Annex 2 to this Agreement), confirming that all the conditions precedent set forth in Items 1) to 9) above have been satisfied. Party A shall have also provided Party B with the copies or scanned copies of all documents set forth in the Checklist of Closing Deliverables in Annex 3 to this Agreement for verification.

3.2.
Satisfaction of Conditions Precedent to Closing

After all Closing conditions are satisfied or waived in writing by Party B, Party A shall provide Party B with the Closing Certificate (the content and format of which shall be as set forth in Annex 2 to this Agreement), and the copies or scanned copies of all documents set forth in the Checklist of Closing Deliverables in Annex 3 to this Agreement (excluding any such documents that are waived by Party B; the same shall apply below). If at any time Party A becomes aware of any fact or circumstance that may prevent the satisfaction of any condition, it shall immediately notify Party B. Within five (5) Business Days after receiving the Closing Certificate and all documents set forth in the Checklist of Closing Deliverables, Party B shall render a written notice to Party A confirming that all the conditions precedent to Closing as set forth in Section 3.1 have been satisfied or deemed satisfied, or render a written notice to Party A detailing the sufficient and reasonable grounds for believing that any of the conditions precedent to Closing as set forth in Section 3.1 has not been satisfied. If Party B fails to render any written notice within the forgoing five (5) Business Days indicating whether the conditions set forth in Section 3.1 have been satisfied or not, it shall be deemed that all the conditions precedent to Closing as set forth in Section 3.1 have been satisfied. The foregoing five (5) Business Days period shall commence from the day following Party B's receipt of such Closing Certificate.

3.3.
Conditions Precedent to Payment of Second Tranche Price

Unless Party B provides evidence to prove the existence of the following circumstances, Party B shall timely pay to Party A the Second Tranche Price in accordance with Paragraph B, Subsection 1) of Section 2.2 of this Agreement:

1)
The occurrence of an event, fact, condition, change or other circumstance which has had, or would reasonably be expected to have, a Material Adverse Effect with respect to the performance of this Transaction or the Company's assets, financial structure, Indebtedness, technologies, profit prospects, reputation, and normal operations, and that would cause this Agreement unable to be performed;
2)
The existence of the relevant applicable Laws, judgment, arbitral award, ruling or injunction from a court, arbitration institution or relevant government regulatory authority that would restrict, prohibit, or revoke this Transaction, or the existence of any pending or threatened litigation, arbitration, judgment, arbitral award, ruling, or injunction that has had or would have a Material Adverse Effect on this Transaction and would cause this Agreement unable to be performed.
3.4.
Allocation of Rights and Liabilities for Closing

Unless otherwise specified in this Agreement, Party A shall indemnify, defend and hold Party B harmless from and against any and all Losses suffered by Party B under this Agreement after the Closing Date, resulting from an event caused by Party A prior to the Closing Date or an event occurring prior to the Closing Date which should have been disclosed by Party A but is failed to be disclosed.

3.5.
Unless otherwise specified in this Agreement, the failure of any Party B to fulfill its obligations under this Agreement shall not affect the continuing performance of the other Party B. In the event that the Performing Party B determines, pursuant to Section 7.3 of this Agreement, to continue fulfilling the obligations of either the Proposing Termination Party B or the Breaching Party B in connection with the acquisition of the Target Equity Interest under this Agreement, Party B shall have the right, within six (6) months after making such written determination, to acquire, directly or through its designated entity, the Target Equity Interest to be acquired by the non-performing Party B.

ARTICLE 4. OBLIGATIONS OF PARTY A PRIOR TO CLOSING

4.1.
During the period from the Execution Date of this Agreement to the Closing Date ("Transition Period"), Party A shall use commercially reasonable efforts to cause the Company to conduct its Business in the Daily Business Operation, maintain the integrity of the business organization, preserve the relationships with third parties, retain existing officers and employees (except to the extent where such circumstances are not attributable to the Company or Party A), and maintain the current condition of all assets and properties owned or used by the Company (subject to normal wear and tear).
4.2.
During the Transition Period, within the normal working hours of the Company, Party A shall provide, and use commercially reasonable efforts to procure the Company to provide, the relevant information concerning the Company as reasonably requested by Party B and its representatives. Additionally, in the event of any actual or anticipated breach of this Agreement by the Company or its shareholders, or upon the occurrence of an event which would be expected to have a Material Adverse Effect on this Transaction, Party A shall give, and use commercially reasonable efforts to procure the Company to give a prompt and timely notice of such circumstances to Party B in writing.
4.3.
Without limiting the conduct of Daily Business, unless obtaining the prior written consent of Party B, during the Transition Period, Party A shall use commercially reasonable efforts to procure the Company not to engage in the following actions (excluding actions related to this Transaction):
1)
dissolve, close, liquidate or deregister the Company, change or restructure the Company's capital structure or the occurrence of any event resulting in a change of control thereof;
2)
restructure, increase or decrease the equity interest or registered capital of the Company held by the Company's shareholders, or purchase the equity interest in the Company held by the Company's shareholders, or grant, issue, sell, transfer or deliver any equity interest or other securities of the Company, including securities, options, warrants or subscription rights convertible into any equity interest, or enter into any of the foregoing agreements in connection therewith, or provide for or amend any terms of the foregoing securities (other than for the purposes of this Transaction);
3)
declare or pay any dividends or distributions of its assets, or repurchase its other securities (if any);
4)
make a material change in the operation, nature or scope of the Company's Business;
5)
amend its Articles of Association or engage in restructuring, merger, acquisition or other activities that would dilute the equity interest in the Company held by Party B after the Closing;

6)
any merger or alliances of the Company, or except for the Company's Daily Business Operation, any sale or transfer of all or substantially all of the its assets; the Company's purchase or acquisition of all (or substantially all) of another company's business and/or assets, establishment of any branch, or formation of joint ventures with others;
7)
provide any guarantee or any other form of security other than those required for the Company's Daily Business;
8)
appoint or dismiss senior management officers such as the general manager, executive vice president or chief financial officer, or other important positions or key employees.
4.4.
During the Transition Period, without obtaining the written consent of Party B, none of Party A and its shareholders, directors, senior management officers, employees, representatives, Related Parties or agents shall, and Party A shall use commercially reasonable efforts to procure that the Company and its shareholders, directors, senior management officers, employees, representatives, Related Parties or agents shall not, with respect to any content involved hereunder or any information in connection with the Transaction or other material transaction matters: (a) make or initiate any inquiry, discussion, or extend an offer invitation to any other potential investor; (b) attempt or enter into new negotiations or discussions with any other potential investors; (c) execute or enter into any agreement or memorandum with any other potential investor; or (d) accept an offer invitation from any other potential investor for discussions or negotiations, or accept any due diligence investigation conducted by any other potential investor, and shall (x) terminate any ongoing negotiations or discussions with any other potential investor; and (y) promptly reject any inquiries, discussions or offer invitation received.

ARTICLE 5. REPRESENTATIONS AND WARRANTIES

5.1.
In addition to the matters which have been disclosed to Party B, Party A shall make the representations and warranties set forth in Annex 4 to this Agreement and ensure that any and all the representations and warranties are true, complete and accurate on the Execution Date of this Agreement as well as on the Closing Date.
5.2.
Neither the information actual known or presume to be known to Party B about the Company nor any investigation conducted by Party B or on behalf of Party B shall prejudice Party B's right to claim for indemnification pursuant to Article 8, or reduce any indemnification amount available under such provisions, and shall not affect any representations and warranties made by Party A.
5.3.
All warranties made by Party A shall remain valid for the period stated therein. The rights and remedies of Party B in respect of any breach of warranty by Party A shall not be affected by any of the following circumstances: payment of the Transfer Price by Party B, termination or failure to terminate this Agreement by Party B, or failure to exercise or delay in exercising any rights or remedies by Party B.
5.4.
Within two (2) months after the Completion Date of Change of Registration, Party A shall proceed with the corresponding filing with the Investment Commission of the Ministry of Economic Affairs of Taiwan in respect of this Transaction, and provide Party B with copies of the relevant information for the filing within ten (10) days after the completion of the filing procedures for retention.

5.5.
For a period of twenty-four (24) months after the Closing Date, neither Party A nor any of its shareholders, directors, officers, employees, representatives, Related Parties or agents shall (i) solicit, induce, attempt to hire or employ any employee or supplier of the Company; (ii) assist other person or economic entity in soliciting or inciting an employee to terminate his or her employment with the Company; or (iii) incite customers, suppliers, partners or other entities to terminate their cooperation with the Company, or instigate a change in the business relationship between the Company and them, resulting in the occurrence of an event, fact, condition, change or other circumstance which has had, or would reasonably be expected to have, a Material Adverse Effect with respect to the Company's assets, financial structure, Indebtedness, technologies, profit prospects and normal operations.
5.6.
In view of the fact that Party A's Related Parties engage in similar business operations as the Company, for the avoidance of doubt, the Parties acknowledge that the normal business operations of Party A and its Related Parties, which are conducted in compliance with laws and regulations, fair market competition, and commercial ethics and moral standards, and free from any malicious attempts to snatch orders, do not fall under the circumstances described in Section 5.5 of this Agreement.
5.7.
Party B hereby represents and warrants to Party A that each of the following representations and warranties is true, accurate and complete in all respects on the Execution Date of this Agreement as well as on the Closing Date:
1)
Party B is a limited liability company or partnership established and existing under the Laws of the place of its incorporation.
2)
Party B has the full power and authority to enter into, execute, and deliver this Agreement and the other Transaction Documents to which it is a party, and to carry out the transactions contemplated under this Agreement and the other Transaction Documents.
3)
Party B has obtained all necessary and appropriate authorization to duly execute and deliver this Agreement and the other Transaction Documents to which it is a party, and to carry out the transactions contemplated under this Agreement and the other Transaction Documents.
4)
Subject to the due authorization, execution and delivery of this Agreement and the other Transaction Documents by the other parties to this Agreement and such other Transaction Documents, this Agreement and the other Transaction Documents constitute legally valid and binding obligations of Party B and are enforceable against Party B in accordance with the terms set forth therein.
5)
Party B has sufficient funds to fully pay the Transaction Price to Party A and the Strategic Investors in accordance with this Agreement.
5.8.
All warranties made by Party B shall remain valid for the period stated therein. The rights and remedies of Party A in respect of any breach of warranty by Party B shall not be affected by any of the following circumstances: termination or failure to terminate this Agreement by Party A, or failure to exercise or delay in exercising any rights or remedies by Party A.

ARTICLE 6. EXPENSES AND TAXATION

6.1.
All Taxes generated from the completion of this Transaction and payable by one Party shall be borne by such Party as required under the applicable Laws, and such Party shall promptly submit to the competent tax authorities any tax declarations, reports and other documents in relation to the Taxes and as required under the applicable Laws. Under no circumstances shall Party B be held liable for any tax obligations (including income tax and stamp duty) of Party A and the Strategic Investors arising from the completion of this Transaction. Party B shall withhold from the Transaction Price and pay the relevant Taxes on behalf of Party A and the Strategic Investors in accordance with the applicable Laws.
6.2.
Unless otherwise specified in this Agreement or other Transaction Documents, the Parties shall bear their own transaction costs.

ARTICLE 7. EFFECTIVENESS, SUPPLEMENTATION, AMENDMENT, MODIFICATION AND TERMINATION

7.1.
This Agreement shall become effective upon being signed by the legal representatives or authorized representatives of the Parties and affixed with their respective company seals.
7.2.
This Agreement may be amended or modified by mutual agreement of the Parties hereto. Any amendment or modification shall be in writing and shall become effective upon being signed by the Parties to this Agreement.
7.3.
This Agreement may be terminated in the following manner:
1)
by mutual written agreement of the Parties indicating the effective date of termination;
2)
by any Party B by serving a written notification to Party A, if any of the following matters occurs due to the reasons not attributable to Party B (for the avoidance of doubt, except in cases where all Party B are required to terminate, the effectiveness of such termination shall only apply to the requesting Party B and shall not affect the validity of this Agreement between the other Parties):
(i)
If the Change of Registration relating to this Transaction is not completed within ninety (90) Business Days following the Execution Date of this Agreement or on such other date as mutually agreed upon by the Parties;
(ii)
If the Closing to this Transaction fails to take place within one hundred and twenty (120) Business Days following the Execution Date of this Agreement or on such other date as mutually agreed upon by the Parties (i.e., the First Tranche Price Payment Date is not concluded);
(iii)
If the representations or warranties made by Party A are found to be materially false or contain significant omissions, and Party A fails to take effective remedies within thirty (30) days following a written notice given by Party B, which renders this Agreement unable to be performed;
(iv)
If Party A breaches the agreements, covenants and/or obligations under this Agreement and fails to take effective remedies within thirty (30) days following a written notice given by Party B, which renders this Agreement unable to be performed;

(v)
The existence of the relevant applicable Laws, judgment, arbitral award, ruling, or injunction from a court, arbitration institution, or relevant government regulatory authority in respect of this Transaction, which renders this Agreement unable to be performed.

For the avoidance of doubt, the Parties acknowledge that if any Party B intends to terminate this Agreement based on the provisions indicated above (hereinafter referred to as the "Proposing Termination Party B" in this Section), and the total Target Equity Interest to be acquired by the Proposing Termination Party B, either individually or collectively, under this Agreement does not exceed 15% (inclusive) of the total equity interest of the Company, the Proposing Termination Party B may terminate this Agreement in accordance with the foregoing provisions; if the total Target Equity Interest to be acquired by the Proposing Termination Party B, either individually or collectively, under this Agreement exceeds 15% (exclusive) of the total equity interest of the Company, the Proposing Termination Party B shall firstly notify Party A and the other Party B of its intention to terminate this Agreement. The other Party B ("Performing Party B") shall, within three (3) months of receiving such notice, provide written confirmation to Party A indicating whether they agree to acquire all the Target Equity Interest to be acquired by the Proposing Termination Party B under this Agreement in accordance with the commercial terms set forth in this Agreement. If the Performing Party B refuses such acquisition or fails to respond within the aforementioned three-month period, the Proposing Termination Party B shall not terminate this Agreement individually based on the foregoing provisions; provided, however, that all Party B shall have the right to jointly initiate a termination against Party A. If a Performing Party B confirms in writing its agreement to such acquisition, it shall have the right, within six (6) months from the date of issuing such written confirmation, to acquire directly or through its designated entity all the Target Equity Interest to be acquired by the Proposing Termination Party B under this Agreement.

3)
by Party A in whole or in part by serving a written notification to the other Parties, if any of the following matters occurs due to the reasons not attributable to Party A (for the avoidance of doubt, except in cases where Party A terminates this Agreement in whole in accordance with this Agreement, if the termination is due to the reasons attributable to any Party B, the effectiveness of such termination shall only apply to Party A and the defaulting Party B and shall not affect the validity of this Agreement between the other Parties):
(i)
If the Change of Registration relating to this Transaction is not completed within ninety (90) Business Days following the Execution Date of this Agreement or on such other date as mutually agreed upon by the Parties;
(ii)
If the Closing to this Transaction fails to take place within one hundred and twenty (120) Business Days following the Execution Date of this Agreement or on such other date as mutually agreed upon by the Parties (i.e., the First Tranche Price Payment Date is not concluded);
(iii)
If any Party B fails to pay any of the Transaction Price as stipulated in Section 2.2 of this Agreement and such failure continues within thirty (30) days following a written notice given by Party A;

(iv)
If the representations or warranties made by Party B are found to be materially false or contain significant omissions, and Party B fails to take effective remedies within thirty (30) days following a written notice given by Party A, which renders this Agreement unable to be performed;
(v)
If Party B breaches the agreements, covenants and/or obligations under this Agreement and fails to take effective remedies within thirty (30) days following a written notice given by Party B, which renders this Agreement unable to be performed;
(vi)
The existence of the relevant applicable Laws, judgment, arbitral award, ruling, or injunction from a court, arbitration institution, or relevant government regulatory authority in respect of this Transaction, which renders this Agreement unable to be performed.

For the avoidance of doubt, the Parties acknowledge that:

(i)
If Party A intends to partially terminate this Agreement and the total Target Equity Interest to be acquired by the Party B involved in the termination ("Breaching Party B"), either individually or collectively, under this Agreement does not exceed 15% (inclusive) of the total equity interest of the Company, Party A shall notify all Party B of its intention to terminate this Agreement. The Party B other than the Breaching Party B ("Non-Breaching Party B") shall, within three (3) months of receiving such notice, provide written confirmation to Party A indicating whether they agree to acquire all the Target Equity Interest to be acquired by the Breaching Party B under this Agreement in accordance with the commercial terms set forth in this Agreement. If the Non-Breaching Party B refuses such acquisition or fails to respond within the aforementioned three-month period, Party A shall be entitled to partially terminate this Agreement based on the foregoing provisions. If a Non-Breaching Party B confirms in writing its agreement to such acquisition, it shall have the right, within six (6) months from the date of issuing such written confirmation, to acquire directly or through its designated entity all the Target Equity Interest to be acquired by the Breaching Party B under this Agreement.
(ii)
If the total Target Equity Interest to be acquired by the Breaching Party B involved in the proposed partial termination by Party A, either individually or collectively, under this Agreement exceeds 15% (exclusive) of the total equity interest of the Company, Party A shall notify all Party B of its intention to terminate this Agreement. The Non-Breaching Party B shall, within three (3) months of receiving such notice, provide written confirmation to Party A indicating whether they agree to acquire all the Target Equity Interest to be acquired by the Breaching Party B under this Agreement in accordance with the commercial terms set forth in this Agreement. If the Non-Breaching Party B refuses such acquisition or fails to respond within the aforementioned three-month period, it shall be deemed that the Non-Breaching Party B has waived such acquisition and Party A shall be entitled to terminate this Agreement in its entirety. If a Non-Breaching Party B confirms in writing its agreement to such acquisition, it shall have the right, within six (6) months from the date of issuing such written confirmation, to acquire directly or through its designated entity all the Target Equity Interest to be acquired by the Breaching Party B under this Agreement.

4)
If any Agreement on Equity Interest Transfer by Strategic Investors is terminated or becomes unable to be performed (except in the case where the Agreement on Equity Interest Transfer by Strategic Investors is terminated or unable to be performed due to the breach of the Strategic Investor), Party A shall promptly serve a notice to all Party B. The Party B other than Party B8 shall, within three (3) months of receiving such notice, provide written confirmation to Party A indicating whether they agree to acquire the Company's equity interest held by the Strategic Investor whose agreement has been terminated or become unable to be performed in accordance with the commercial terms set forth in the Agreement on Equity Interest Transfer by Strategic Investors. If all the Party B other than Party B8 refuse such acquisition or fail to respond within the aforementioned three-month period, Party A shall be entitled to terminate this Agreement in its entirety by serving another written notice to all Party B, except in the case where the Strategic Investor refuses other Party B to continue acquiring its equity interest in the Company. If one or all of the Party B other than Party B8 confirm in writing their agreement to such acquisition, they shall have the right, within six (6) months from the date of issuing such written confirmation and in accordance with Section 3.5 of this Agreement, to acquire directly or through its designated entity the Company's equity interest held by the Strategic Investor whose agreement has been terminated or unable to be performed.
7.4.
Effect of Termination
1)
Upon termination of this Agreement pursuant to the foregoing Subsection 1) of Section 7.3, unless otherwise agreed by the Parties at that time, the Parties hereto shall, in accordance with the principle of fairness, reasonableness and good faith, return any consideration received from the other Party under this Agreement (if applicable), restore the equity status prior to the signing of this Agreement, and pursue compensation from any relevant liable parties (if applicable).
2)
If Party B terminates this Agreement partially or in its entirety pursuant to the foregoing Subsection 2) of Section 7.3, it shall be resolved in accordance with the following circumstances:
A.
If Party A is liable for the termination and Party B has paid the Transfer Price to Party A and/or withheld and paid the relevant Taxes in connection with this Transaction at the time of termination, Party A shall refund the paid Transfer Price and related Taxes to the Non-Breaching Party B which proposes the termination and pay such Non-Breaching Party B simple interest at an annual rate of 3% on the paid Transfer Price and Taxes, calculated from the actual payment date of the paid Transfer Price and relevant Taxes to the date of full refund. After Party A has made the foregoing payments to such Party B, Party A shall have the right to request the Company and such Party B to cooperate in completing the change of registration procedure for the restoration of Party A's equity interest ("Equity Interest Return"), and such Party B shall, within fifteen (15) Business Days upon receipt of the written notice from Party A, cooperate in executing and delivering to Party A the documents for Change of Registration concerning the transfer of the Company's equity interest held by Party B to Party A. All Taxes related to the Equity Interest Return shall be borne by Party A. The Company shall, in accordance with Party A's instruction, issue a capital contribution certificate to Party A to prove the restoration of Party A's shareholder identification and cooperate in handling the relevant Change of

Registration. If there is a delay in completing the Equity Interest Return due to Party B's failure to cooperate in executing the documents concerning the Equity Interest Return or due to other reasons attributable to Party B, Party B shall pay Party A liquidated damages at an annual rate of 3% simple interest based on the Transfer Price represented by the Target Equity Interest held by such Party B until the Equity Interest Return is completed. For the avoidance of doubt, the effectiveness of such termination shall only apply to the requesting Party B and shall not affect the validity of this Agreement between the other Parties.
B.
If Party B terminates this Agreement for reasons not attributable to Party A, the Parties hereto shall, in accordance of the principle of fairness, reasonableness and good faith, return any consideration received from the other Party under this Agreement, restore the equity status prior to the signing of this Agreement, and pursue compensation from the relevant liable parties. If at the time of the termination, Party B has withheld and paid the relevant Taxes in connection with the Equity Transfer for Party A, Party A shall proportionally refund the relevant withholding Taxes to Party B. If Party B later pursues compensation from the relevant liable parties and obtains compensation, such compensation shall be prioritized to be paid to Party A within the amount of Taxes refunded by Party A to Party B and the amount of Taxes paid by Party A in connection with this Transaction, in order to protect Party A from the Losses of such Taxes.

3)
If Party A partially terminates this Agreement pursuant to the foregoing Subsection 3) of Section 7.3, it shall be resolved in accordance with the following circumstances:

A.
If Party B is liable for the termination and the Change of Registration has been completed at the time of the termination, Party A shall have the right to request the Company and the Breaching Party B to cooperate in completing the change of registration procedure for the restoration of Party A's equity interest, and the Breaching Party B shall, within fifteen (15) Business Days upon receipt of the written notice from Party A, cooperate in executing and delivering to Party A the documents for Change of Registration concerning the transfer of the Company's equity interest held by Party B to Party A. The Company shall, in accordance with Party A's instruction, issue a capital contribution certificate to Party A to prove the restoration of Party A's shareholder identification and cooperate in handling the relevant Change of Registration. All Taxes related to the Equity Interest Return shall be borne by the Breaching Party B. If there is a delay in completing the Equity Interest Return due to the Breaching Party B's failure to timely cooperate in completing the execution of the documents concerning the Equity Interest Return in accordance with this provision or due to other reasons attributable to the Breaching Party B, the Breaching Party B shall pay Party A liquidated damages at an annual rate of 3% simple interest based on the corresponding Transfer Price of the Breaching Party B, and the calculation shall commence from the due date of the obligation to cooperate in executing the documents or the date when Party B's liability is determined to the date until the Equity Interest Return is completed. Within fifteen (15) Business Days after the completion of Party A's Equity Interest Return (based on the date of completing the Change of Registration for the Equity Interest Return), (i) if the Breaching Party B has paid the Transfer Price to Party A at that time, Party A shall refund the paid Transfer Price to the Breaching Party B (after deducting any taxes withheld and paid by the Breaching Party B on behalf of Party A and any taxes paid by Party A in connection with this Transaction); if Party A fails to make the refund in a timely manner, Party A shall pay liquidated damages to the Breaching Party B at an annual rate of 3% simple interest on the amount to be refunded; or (ii) if the Breaching Party B has not paid the Transfer Price to Party A at that time, the Breaching Party B shall refund to Party A the taxes (stamp duty and income tax, if any) paid by Party A in connection with this Transaction. For the avoidance of doubt, the effectiveness of such termination shall only apply to the requesting Party B and shall not affect the validity of this Agreement between the other Parties.
B.
If Party A terminates this Agreement for the reasons not attributable to Party B, the Parties hereto shall, in accordance with the principle of fairness, reasonableness and good faith, return any consideration received from the other Party under this Agreement, restore the equity status prior to the signing of this Agreement, and pursue compensation from the relevant liable parties. If at the time of the termination, Party B has withheld and paid the relevant Taxes in connection with the Equity Transfer, Party A shall proportionally refund the relevant Taxes to the Party B whose agreement has been terminated. If Party B pursues compensation from the relevant liable parties and obtains compensation, such compensation shall be prioritized to be paid to Party A within the amount of Taxes refunded by Party A to Party B and the amount of Taxes paid by Party A in connection with this Transaction, in order to protect Party A from the Losses of such Taxes.

4)
If Party A terminates this Agreement in its entirety pursuant to the foregoing Subsection 2) or 4) of Section 7.3, it shall be resolved in accordance with the following circumstances:

A.
Regarding the Party B which is not liable for the full termination of this Agreement (hereinafter referred to as the "Non-Liable Party B" in this Section), the Parties agree to perform in accordance with Paragraph B, Subsection 3) of Section 7.4.
B.
Regarding the Party B which is liable for the full termination of this Agreement (hereinafter referred to as the "Breaching Party B" in this Section), if the Change of Registration has been completed at the time of the termination, Party A shall have the right to request, within fifteen (15) Business Days following the termination of this Agreement, the Company and the Breaching Party B to cooperate in completing the change of registration procedure for the restoration of Party A's equity interest, and the Breaching Party B shall, within fifteen (15) Business Days upon receipt of the written notice from Party A, cooperate in transfer of its equity interest in the Company to Party A (hereinafter referred to as the "Equity Interest Return by Breaching Party B" in this Section) and completing the execution of the corresponding documents for Change of Registration. The Company shall, in accordance with Party A's instruction, issue a capital contribution certificate to Party A to prove the restoration of Party A's shareholder identification and cooperate in handling the relevant Change of Registration. All Taxes related to the foregoing Equity Interest Return by Breaching Party B and the Equity Interest Return by the Non-Liable Party B shall be borne by such Breaching Party B and compensated to the Non-Liable Party B and Party A. If there is a delay in completing the Equity Interest Return due to the Breaching Party B's failure to timely cooperate in completing the execution of the documents concerning the Equity Interest Return in accordance with this provision or due to other reasons attributable to the Breaching Party B, the Breaching Party B shall pay Party A liquidated damages at an annual rate of 3% simple interest based on the Transfer Price represented by the Target Equity Interest held by such Breaching Party B, and the calculation shall commence from the due date of the obligation to cooperate in completing the Equity Interest Return by Breaching Party B to the date until the Equity Interest Return by Breaching Party B is completed. Within fifteen (15) Business Days after the completion of the Equity Interest Return by Breaching Party B, (i) if the Breaching Party B has paid the Transfer Price to Party A, Party A shall refund the paid Transfer Price to the Breaching Party B after deducting any and all taxes involved by Party A and the Non-Liable Party B in the Equity Transfer, the Equity Interest Return by Breaching Party B and the Equity Interest Return by the Non-Liable Party B (including all taxes paid by Party A and the taxes withheld and paid by the Breaching Party B on behalf of Party A); if the deducted amount is paid by the Non-Liable Party B, Party A shall refund it to the Non-Liable Party B; if Party A fails to make the refund in a timely manner, Party A shall pay liquidated damages to the Breaching Party B at an annual rate of 3% simple interest on the amount to be refunded; or (ii) if the Breaching Party B has not paid the Transfer Price to Party A at that time, the Breaching Party B shall refund to Party A all taxes involved by Party A in the Equity Transfer (including all taxes paid by Party A and the taxes withheld and paid by the Breaching Party B on behalf of Party A), and the Breaching Party B shall refund to the Non-Breaching Party B all taxes involved by the Non-Breaching Party B in the Equity Transfer (including all taxes paid by the Non-Breaching Party B and the taxes withheld and paid by the Non-Breaching Party B on behalf of Party A).

5)
Upon termination of this Agreement, all rights and obligations of the Parties hereunder shall be terminated, and the non-breaching Party shall have the right to require the breaching Party to bear the liability for damages for breach of contract in accordance with this Agreement and to pursue compensation from other relevant liable parties.

ARTICLE 8. BREACH AND INDEMNITY

8.1.
The Parties to this Agreement shall strictly comply with the provisions of this Agreement. Each of the following events shall constitute an event of breach:

1)
If either Party to this Agreement fails to perform or fails to properly and fully perform the obligations or covenant stipulated in this Agreement, and such failure causes Material Adverse Effect on the Company, Party A, or Party B; or
2)
If any Party to this Agreement makes any representation or warranty in this Agreement that is untrue, inaccurate, or incomplete in any material respect and causes Material Adverse Effect on the Company, Party A or Party B.

8.2.
Party A agrees that, regardless of whether disclosed to Party B, in the event that Party B directly or indirectly suffers, incurs, or experiences any losses, Taxes, interest, expenses, and costs (including but not limited to reasonable attorney’s fees) (collectively referred to as “Losses”), as a result of Party A’s breach of representations, warranties, covenants, obligations under this Agreement, or any claims brought against Party B or its Related Parties, directors, partners, shareholders, employees, agents and representatives, whether by third-party claims, claims between the Parties to this Agreement or otherwise, Party A shall indemnify, defend for and hold harmless Party B from such losses.
8.3.
Party B agrees, severally but not jointly, that regardless of whether disclosed to Party A, for any Losses (including but not limited to reasonable legal fees) suffered, incurred or arising directly or indirectly by Party A as a result of Party B’s breach of representations, warranties, covenants, obligations under this Agreement, or any claims brought against Party A or its Related Parties, directors, partners, shareholders, employees, agents and representatives, whether by third parties claims, claims between the Parties to this Agreement or otherwise, Party B in breach shall indemnify, defend for and hold harmless Party A from such losses.
8.4.
In the event that Party B fails to pay the corresponding equity transfer price to Party A in accordance with Section 2.2 of this Agreement, Party B in breach shall pay Party A liquidated damages equal to one ten-thousandth (1/10,000) of the delayed payment of the equity transfer price for each day of delay, except in cases where such delayed payment is caused by Party A, Force Majeure Events, or reasons caused by Government Authorities.
8.5.
After the occurrence of a breach event, the breaching party shall compensate the non-breaching party for any Losses incurred as a result of the breach (including but not limited to reasonable attorney’s fees).
8.6.
The Parties agree that if this Transaction fails to be completed or if this Agreement is terminated due to the reasons attributable to the Controlling Shareholders or the Company, neither Party shall be held liable to the other Party for any breach, and shall act in accordance with Subsection 1) of Section 7.4 of this Agreement.

ARTICLE 9. FORCE MAJEURE

9.1.
In the event of a Force Majeure Event that hinders a Party from performing its obligations under this Agreement, the affected Party shall promptly notify the other Party without any delay and provide detailed information and supporting documents concerning such event within fifteen (15) days from the date of notification, explaining the reasons for the inability or delay in fulfilling its obligations under this Agreement. The Parties shall seek to find and implement a mutually acceptable resolution through negotiation.
9.2.
In the event of a Force Majeure Event, the Party affected by the Force Majeure Event shall not be liable to any other Party for any damages, increased costs, or Losses suffered as a result of the non-performance or delayed performance of its obligations under this Agreement due to the Force Majeure Event, and such non-performance or delayed performance shall not be considered a breach of this Agreement. The Party claiming a Force Majeure event shall take appropriate measures to minimize or eliminate the impact of the Force Majeure Event and shall make reasonable efforts to resume the performance of the obligations delayed or hindered by the Force Majeure Event in the shortest possible time.

9.3.
In the event that a Force Majeure Event or the effects of a Force Majeure Event hinder one Party or the Parties from fulfilling their obligations under this Agreement for a period of one (1) month or more, the unaffected Party shall have the right to terminate this Agreement and be relieved of its obligations as specified in this Agreement, or to delay the performance of this Agreement.
9.4.
For the avoidance of doubt, the Parties acknowledge that if either Party breaches its obligations under this Agreement not attributable to a Force Majeure Event and subsequently experiences a Force Majeure Event, such Party shall not be entitled to invoke the Force Majeure clause as a defense to its performance of obligations under this Agreement.

ARTICLE 10. GOVERNING LAW AND DISPUTE RESOLUTION

10.1.
The formation, validity, interpretation, performance, and resolution of disputes of this Agreement shall be governed by the Laws of the PRC and interpreted accordingly. However, if specific matters related to this Agreement are not regulated by the published Laws of the PRC, they shall be referred to general international commercial practices within the permissible scope of the PRC Laws.
10.2.
Any disputes arising from or in connection with the execution of this Agreement shall be resolved through friendly negotiations between the Parties. If any dispute cannot be resolved through negotiation within fifteen (15) days after the dispute arises, either Party shall have the right to submit the dispute to Shanghai International Economic and Trade Arbitration Commission for arbitration in accordance with the arbitration rules of Shanghai International Economic and Trade Arbitration Commission in effect at the time the arbitration notice is submitted. The arbitration shall be conducted by three arbitrators appointed by Shanghai International Economic and Trade Arbitration Commission in accordance with its arbitration rules. The place of arbitration shall be Shanghai. The applicant shall appoint one (1) arbitrator, and the respondent shall appoint one (1) arbitrator. The third arbitrator shall be jointly selected by the two (2) arbitrators appointed by the parties; if they fail to agree on the appointment, Shanghai International Economic and Trade Arbitration Commission shall appoint the third arbitrator in accordance with its arbitration rules. The third arbitrator shall not be a person of either Chinese Mainland or Taiwan regions of the PRC, and shall serve as the presiding arbitrator of the arbitral tribunal. The arbitration shall be conducted in Chinese. The arbitration costs shall be borne by the Party who loses the arbitration, except as otherwise determined by the arbitration award.
10.3.
During the period of dispute resolution, the Parties shall retain their respective rights and continue to perform their respective obligations under this Agreement.

ARTICLE 11. NOTICES AND DELIVERY

11.1.
Any notice or other communication (“Notice”) relating to this Agreement sent by one Party to the other Parties shall be in writing and shall be deemed properly delivered only if it is sent to the notified party at the following mailing address, contact number, or email address, and includes the names of the respective contacts as mentioned below.

Party A: ChipMOS TECHNOLOGIES (BVI) LTD.

Attention: Silvia Su

Address: No.1, R&D Road 1, Hsinchu Science Park, Hsinchu City

Contact number:

E-mail:

Party B1:

Suzhou Oriza PuHua ZhiXin Equity Investment Partnership (L.P.)

Attention: Lu Pu

Address: Room 101, Building 18, Dongshahu Equity Investment Center, No. 183 Suhong East Road, Suzhou Industrial Park, Jiangsu Province

Contact number:

E-mail:

Party B2:

Suzhou Puhua Chuanxin Venture Capital Partnership (Limited Partnership)

Attention: Jing Yang

Address: No. 58 Weiwen Road, Suzhou Industrial Park, Suzhou City, Jiangsu Province

Contact number:

E-mail:

Party B3:

Suzhou Puhua Xincheng Venture Capital Partnership (Limited Partnership)

Attention: Jing Yang

Address: No. 58 Weiwen Road, Suzhou Industrial Park, Suzhou City, Jiangsu Province

Contact number:

E-mail:

Party B4:

Suzhou Xingwei Enterprise Management Partnership (Limited Partnership)

Attention: Zhen Dong

Address: Antai, No. 111 Suhong West Road, Suzhou Industrial Park

Contact number:

E-mail:

Party B5:

Gongqingcheng Yuanyan Venture Capital Partnership (Limited Partnership)

Attention: Zhongbin Cao

Address: Room 903, South Tower, Baoli International Plaza, Haizhu District, Guangzhou City, Guangdong Province

Contact number:

E-mail:

Party B6:

Guangdong Core Future Phase I Venture Capital Fund Partnership (Limited Partnership)

Attention: Zhongbin Cao

Address: Room 903, South Tower, Baoli International Plaza, Haizhu District, Guangzhou City, Guangdong Province

Contact number:

E-mail:

Party B7:

Xiamen Dili Hongxin Equity Investment Partnership (Limited Partnership)

Attention: Haowei Chen

Address: 1st Floor, Building G1, TCL International E City, No. 1001 Zhongshanyuan Road, Nanshan District, Shenzhen City, Guangdong Province

Contact number:

E-mail:

Party B8:

Zhuhai Hongcun Zhengxin Enterprise Management Partnership (Limited Partnership)

Attention: Shujin Lu

Address: No. 9688 Songze Avenue, Qingpu District, Shanghai Municipality

Contact number:

E-mail:

Party B9

Zhuhai Hongcun Lixin Enterprise Management Partnership (Limited Partnership)

Attention: Shujin Lu

Address: No. 9688 Songze Avenue, Qingpu District, Shanghai Municipality

Contact number:

E-mail:

Party B10:

Zhuhai Hongcun Yuxin Enterprise Management Partnership (Limited Partnership)

Attention: Yuan Liu

Address: No. 9688 Songze Avenue, Qingpu District, Shanghai Municipality

Contact number:

E-mail:

Party B11:

Zhuhai Hongcun Runxin Enterprise Management Partnership (Limited Partnership)

Attention: Yuan Liu

Address: No. 9688 Songze Avenue, Qingpu District, Shanghai Municipality

Contact number:

E-mail:

11.2.
The various methods of communication provided for in the preceding paragraph shall be deemed to have been delivered at the following times:
1)
If the Notice is delivered in person, it shall be deemed delivered upon receipt by the notified party;
2)
Notice sent by mail should be sent via registered mail or express delivery. Registered mail shall be considered as delivered to the notified party on the seventh (7th) day after it is sent. If delivered by express delivery, it shall be considered delivered on the day the Notice is received, refused, or returned for any reason at the address specified in Section 11.1 above.
3)
Notice sent by e-mail shall be deemed delivered when the notified party acknowledges receipt in the mail system.
11.3.
If there is any change in the above communication address or notification method of either Party (the “Party Making the Change”), the Party Making the Change shall notify the other Party within seven (7) days after the change. Failure to provide timely notification as agreed, the Party Making the Change shall be responsible for any Losses incurred as a result.
11.4.
In the event of any disputes arising during the performance of this Agreement that are brought before a judicial proceeding, the Parties agree that the above-mentioned communication methods shall serve as the designated address for service of legal documents, including court or arbitration institution correspondence, and shall be subject to the aforementioned methods of service.

ARTICLE 12. DISCLOSURE OF INFORMATION

12.1.
The terms and provisions of this Agreement and its annexes (including all provisions, even the existence of this Agreement and any related investment documents) shall be deemed Confidential Information, and neither Party to this Agreement shall disclose it to any third party, unless otherwise provided.
12.2.
After the Execution Date of this Agreement, if either Party intends to disclose this Transaction through press conferences, industry or professional media, marketing materials, or any other means, it shall consult and confirm with the other Party in advance to establish a unified publicity plan (including but not limited to the scope of information that can be disclosed, content of press releases, etc.). Without the prior written consent of the Parties, neither Party shall disclose any information beyond the agreed publicity plan.
12.3.
Each Party shall keep confidential any proprietary, secret, or confidential data and information, including but not limited to any information related to the Company, its business, or belonging to the other Party, disclosed by the other Party at any time or for the purpose of negotiating this Agreement, or establishing or operating the Company under this Agreement (“Confidential Information”). Each Party shall not disclose such Confidential Information to any third party or Person outside of the Parties to this Agreement, the Company, the professional advisors, and relevant Government Authorities, without the prior written consent of the other Party.
12.4.
The Parties agree and undertake to ensure that the directors they appoint do not use any Confidential Information for any purpose other than exercising their directorial powers or carrying out the Company’s Business. However, this does not apply if the director reports their work to their nominating party, provided that the nominating party complies with the confidentiality obligations of this Agreement.

12.5.
The limitations described in Article 12 above shall not apply to the disclosure of information in any of the following circumstances:

(i)
any disclosure or usage in accordance with any applicable Laws applicable to the Parties and their Related Parties, or requirements from regulatory authorities (including the disclosure of the English translated version of this Agreement submitted by Party A and its Related Parties to Nasdaq, provided that, except for the aforementioned English translation of this Agreement, any disclosure of the terms and conditions of this Transaction and any related information concerning Party B, which is not stipulated or described in this Agreement, shall be subject to prior confirmation by Party B);
(ii)
any matters related to this Agreement or any other agreements made pursuant to this Agreement that may require disclosure or use in any judicial proceedings, or reasonably disclosed to tax authorities;
(iii)
disclosure to the respective professional advisors of the Parties, provided that such advisors are requested to abide by the provisions regarding confidentiality of such Confidential Information as set forth in Section12 of this Agreement, as if they were parties to this Agreement;
(iv)
information that has become publicly known, not as a result of the actions of either Party to this Agreement;
(v)
all other Parties have granted prior written consent for disclosure or use of such information;
(vi)
the disclosure made by the Parties to their shareholders as necessary to fulfill internal decision-making procedures.

ARTICLE 13. MISCELLANEOUS

13.1.
Any matters not covered by this Agreement shall be subject to further negotiation between the Parties, and a supplementary agreement may be signed as a valid annex of this Agreement.
13.2.
The annexes to this Agreement constitute an integral part of this Agreement and serve as supplementary materials with equal legal validity. In the event of any inconsistency between the annexes and the main text of this Agreement, the provisions stipulated in the main text of this Agreement shall prevail.
13.3.
To ensure the full implementation of the rights, powers, and remedies granted to the Parties under this Agreement, upon a reasonable request by one Party, the other Party shall undertake all necessary further actions and measures, or cause all necessary further actions and measures to be taken, and shall duly execute any other relevant documents or obtain the necessary signatures, as may be reasonably required.
13.4.
This Agreement, together with the other Transaction Documents and their annexes, constitutes the entire agreement reached by the Parties with respect to this Transaction, and supersedes any prior agreements or letters of intent (whether in written or oral form, including any form of communication) between the Parties regarding this Transaction. This Agreement (including any amendments or modifications thereto, as well as the other Transaction Documents) contains the sole and entire agreement between the Parties with respect to the subject matters contemplated under this Agreement.

13.5.
If any provision of this Agreement is deemed invalid or unenforceable under applicable Law, such provision shall be deemed null and void without affecting the validity of the remaining provisions of this Agreement. The Parties to this Agreement shall engage in good faith negotiations to determine a new provision within the permissible legal boundaries, with the aim of preserving the original intent of the invalidated and unenforceable provision to the fullest extent possible.
13.6.
This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, successors, and assignees. Except as provided herein, neither Party shall assign or transfer any rights or obligations under this Agreement without the prior written consent of the other Party.
13.7.
Unless otherwise specified in this Agreement, the failure or delay of either party to exercise any rights, powers, or privileges under this Agreement shall not be construed as a waiver of such rights, powers, and privileges. The exercise of any rights, powers, and privileges in part or in whole shall not preclude the exercise of any other rights, powers, and privileges.
13.8.
For the purpose of administrative procedures such as Change of Registration, Party A and Party B shall each sign several abbreviated versions of this Agreement (“Abbreviated Agreement”) in accordance with the respective equity transfer percentage stipulated in Section 2.1 of this Agreement, at the appropriate time. The terms of the Abbreviated Agreement shall not conflict with the terms of this Agreement and shall not be deemed as an amendment or replacement of this Agreement or any of its provisions. For clarity, in the event of any conflict or inconsistency between the terms of the Abbreviated Agreement and this Agreement, the provisions of this Agreement shall prevail.
13.9.
This Agreement is made in fifteen (15) counterparts, with each Party retaining one (1) original copy. Other copies will be used for registration purposes (if necessary), and each copy shall have the same legal effect.

[Signature Page Follows]

[This page serves as the signature page for the Equity Interest Transfer Agreement of Unimos Microelectronics (Shanghai) Co., Ltd.. There is no text provided below.]

ChipMOS TECHNOLOGIES (BVI) LTD.

By: ___________________________

Signature Page

[This page serves as the signature page for the Equity Interest Transfer Agreement of Unimos Microelectronics (Shanghai) Co., Ltd.. There is no text provided below.]

Suzhou Oriza PuHua ZhiXin Equity Investment Partnership (L.P.) (Seal)

By: ___________________________

Signature Page

[This page serves as the signature page for the Equity Interest Transfer Agreement of Unimos Microelectronics (Shanghai) Co., Ltd.. There is no text provided below.]

Suzhou Puhua Chuanxin Venture Capital Partnership (Limited Partnership) (Seal)

By: ___________________________

Signature Page

[This page serves as the signature page for the Equity Interest Transfer Agreement of Unimos Microelectronics (Shanghai) Co., Ltd.. There is no text provided below.]

Suzhou Puhua Xincheng Venture Capital Partnership (Limited Partnership) (Seal)

By: ___________________________

Signature Page

[This page serves as the signature page for the Equity Interest Transfer Agreement of Unimos Microelectronics (Shanghai) Co., Ltd.. There is no text provided below.]

Suzhou Xingwei Enterprise Management Partnership (Limited Partnership) (Seal)

By: ___________________________

Signature Page

[This page serves as the signature page for the Equity Interest Transfer Agreement of Unimos Microelectronics (Shanghai) Co., Ltd.. There is no text provided below.]

Gongqingcheng Yuanyan Venture Capital Partnership (Limited Partnership) (Seal)

By: ___________________________

Signature Page

[This page serves as the signature page for the Equity Interest Transfer Agreement of Unimos Microelectronics (Shanghai) Co., Ltd.. There is no text provided below.]

Guangdong Core Future Phase I Venture Capital Fund Partnership (Limited Partnership) (Seal)

By: ___________________________

Signature Page

[This page serves as the signature page for the Equity Interest Transfer Agreement of Unimos Microelectronics (Shanghai) Co., Ltd.. There is no text provided below.]

Xiamen Dili Hongxin Equity Investment Partnership (Limited Partnership) (Seal)

By: ___________________________

Signature Page

[This page serves as the signature page for the Equity Interest Transfer Agreement of Unimos Microelectronics (Shanghai) Co., Ltd.. There is no text provided below.]

Zhuhai Hongcun Zhengxin Enterprise Management Partnership (Limited Partnership) (Seal)

By: ___________________________

Signature Page

[This page serves as the signature page for the Equity Interest Transfer Agreement of Unimos Microelectronics (Shanghai) Co., Ltd.. There is no text provided below.]

Zhuhai Hongcun Lixin Enterprise Management Partnership (Limited Partnership) (Seal)

By: ___________________________

Signature Page

[This page serves as the signature page for the Equity Interest Transfer Agreement of Unimos Microelectronics (Shanghai) Co., Ltd.. There is no text provided below.]

Zhuhai Hongcun Yuxin Enterprise Management Partnership (Limited Partnership) (Seal)

By: ___________________________

Signature Page

[This page serves as the signature page for the Equity Interest Transfer Agreement of Unimos Microelectronics (Shanghai) Co., Ltd.. There is no text provided below.]

Zhuhai Hongcun Runxin Enterprise Management Partnership (Limited Partnership) (Seal)

By: ___________________________

Signature Page

ANNEX 1 SHAREHOLDING RATIO AS REGISTERED WITH SAMR

No.	Name of Investors	The Amount of Subscribed Capital (Renminbi)	The Amount of Paid-in Capital (Renminbi)	Ratio of Contributions (%)
1	Controlling Shareholder	1,257,630,666	1,257,630,666	50.9401
2	ChipMOS TECHNOLOGIES (BVI) LTD.	1,111,576,624	1,111,576,624	45.0242
3	Accretech (China) Co., Ltd.	34,964,934	34,964,934	1.4162
4	Chao-Jung Tsai	33,187,500	33,187,500	1.3443
5	Shih-Jye Cheng	27,656,250	27,656,250	1.1202
6	Shou-Kang Chen	3,062,100	3,062,100	0.1240
7	David W. Wang	765,525	765,525	0.0310
Total	——	2,468,843,599	2,468,843,599	100.0000

ANNEX 1

ANNEX 2 CLOSING CERTIFICATE

Date: [ ]

To: [Party B]

To whom it may concern,

This Closing Certificate (this "Certificate") is issued pursuant to Section 3.1 of the Equity Interest Transfer Agreement (the "Agreement") entered into by and between Party A and Party B on December 21, 2023.

The terms, statements, and undefined terms used in this Certificate shall, unless otherwise explicitly specified, have the same meanings as those set forth in the Agreement.

On the date of signing this Certificate, we hereby confirm that:

(a)
The Company has made a resolution of the board of directors, approving the execution of the Transaction Documents, approving this Transaction and the execution of the new Articles of Association, and the other shareholders of the Company have waived their rights of first refusal to purchase the equity interest to be transferred in this Transaction (except for the transfer where the other shareholder is the transferor in this Transaction);
(b)
The Transaction Documents, including this Agreement, the Agreements on Equity Interest Transfer by Strategic Investors, the new Articles of Association, and other Abbreviated Agreements, resolutions and other documents as may be necessary to complete the Change of Registration, have been executed and delivered;
(c)
Party A's parent company ChipMOS TECHNOLOGIES has obtained approval from its board of directors for Party A's execution of the Transaction Documents and the approval of this Transaction, and has made the necessary announcements in accordance with the relevant applicable Laws;
(d)
The Company's Controlling Shareholders have obtained approval from its board of directors for the Company's execution of the Transaction Documents and the approval of this Transaction;
(e)
The Company and all shareholders have obtained all necessary Approvals, registrations, recordations, consents, permits, or exemptions from all relevant Government Authorities or third parties for the execution and performance of the Transaction Documents and this Transaction (including the completion of the relevant Change of Registration in connection with this Transaction, the withholding and payment of income taxes, Tax filings, foreign exchange registrations, and any other government Approvals required for this Transaction);

ANNEX 2

(f)
The representations and warranties of Party A contained in Annex 4 to the Agreement continue to be fully true, complete and accurate. Party A has fulfilled all covenants indicated in the Transaction Documents to be performed by it on or prior to the Closing Date, without any material violation of the provisions of the Transaction Documents;
(g)
To the best knowledge of Party A, no event, fact, condition, change, or other circumstance has occurred that has had, or would reasonably be expected to have, a Material Adverse Effect with respect to the performance of this Transaction or the Company's assets, financial structure, Indebtedness, technologies, profit prospects, reputation, and normal operations, and that would cause this Agreement unable to be performed;
(h)
To the best knowledge of Party A, there is no PRC Law, judgment, arbitral award, ruling or injunction from a court, arbitration institution, or relevant government regulatory authority that would restrict, prohibit, or revoke this Transaction. Additionally, there is no pending or threatened litigation, arbitration, judgment, arbitral award, ruling, or injunction that has had or would have a Material Adverse Effect on this Transaction and would cause this Agreement unable to be performed;
(i)
The conditions precedent for Party B to fulfill the Closing obligations set forth in Section 3.1 of the Agreement have been satisfied as of the signing date of this Certificate.

We hereby confirm the above.

Party A

ChipMOS TECHNOLOGIES (BVI) LTD.

By: ___________________________

Name: Teng-Yueh, Tsai

Title: Director

ANNEX 2

ANNEX 3 CHECKLIST OF CLOSING DELIVERABLES

No.	Documents
1.	Resolution of the board of directors of the company approving this Transaction (to be provided by the Company)
2.	Agreements on Equity Interest Transfer by Strategic Investors executed by Strategic Investors (to be provided by Party A)
3.	Documents certifying the waiver of each shareholder of the Company (including Strategic Investors) to waive their rights of first refusal (to be provided by Party A and the Company)
4.	Business registration information showing that Party B has been registered as a shareholder of the Company (to be provided by the Company)
5.

The board of directors and supervisors of the Company have been formally constituted in accordance with the Articles of Association, and the relevant Change of Registration procedures for the appointment of new directors and supervisors have been completed (to be provided by the Company)

6.	Tax filing certificate for this Transaction (to be provided by the Company)
7.	Documents proving the payment of stamp duty by the Parties (to be provided by Party A and Party B)
8.	Foreign exchange registration filing documents allowing the remittance of Party B's funds (to be provided by the Company)
9.

Announcement documents indicating that Party A's parent company, ChipMOS TECHNOLOGIES, has obtained the approval of its board of directors in respect of Party A's execution of the Transaction Documents and approval of this Transaction (to be provided by Party A)

10.

The Company's Controlling Shareholders have obtained approval from its board of directors for the Company's execution of the Transaction Documents and the approval of this Transaction (to be provided by the Company)

ANNEX 3

ANNEX 4 PARTY A'S REPRESENTATIONS AND WARRANTIES

1.
Authority. Party A has full legal capacity and authority to sign each Transaction Document and fulfill the obligations stated therein. The Transaction Documents, when executed, constitutes legally binding obligation of Party A.
2.
Non-Contravention. To the best knowledge of Party A, the signing and performance of the Transaction Documents do not violate or conflict with any provisions in the Articles of Association or other constitutional documents. Party A has obtained all necessary third-party consents or authorizations (if required) for the Transactions contemplated under the Transaction Documents.
3.
Incorporation and Good Standing. The Company is a legally incorporated and valid existing entity. Party A confirms that for the period from the incorporation of the Company to February 7, 2017 (exclusive, hereinafter referred to as the “Party A Commitment Period”), the registered capital of the Company has been fully paid on time in accordance with the provisions of its valid articles of association at that time, and it complies with the requirements of the PRC Laws. There is no situation of unpaid, delayed payment, false registration, or capital withdrawal. During the Party A Commitment Period, all the articles of association of the Company have been lawfully and effectively registered (if required), and are valid and enforceable. The business scope of the Company as detailed in its articles of association complies with the requirements of Chinese laws. The company strictly operates within the business scope prescribed in the articles of association and in accordance with the PRC Laws. All the licenses, approvals, and permits required for the Company’s business activities under the PRC Laws have been lawfully applied for and obtained, and all these licenses are valid and in force during the Party A Commitment Period. The Company has passed the annual inspection of its licenses and permits by the relevant Government Authorities (if applicable). During the Party A Commitment Period, the Company’s documents, including the board of directors’ and shareholders’ meeting records (if applicable), have been properly kept and accurately recorded with matters that should be recorded in such documents. From February 7, 2017 (inclusive) to the Closing Date, to the best knowledge of Party A, Party A is not aware of any violation of the aforementioned matters by the Company.
4.
Financial Statements. Party A confirms that during the Party A Commitment Period, all audit accounts and management accounts of the Company (including transfer accounts) (“Financial Statements”) have been prepared in accordance with the PRC Laws and accurately reflect the Company’s financial condition. The financial records and documents of the Company have been compiled with the PRC Laws and accounting standards. All the documents including ledgers, equity change records, financial statements, and all other company records are kept in accordance with the requirements under the PRC Laws and the business practices, and are fully controlled and recorded by the Company. During the Party A Commitment Period, the Company does not have any off-the-books cash sales revenue, off-balance sheet Indebtedness, improper use of company funds by shareholders, significant internal control weaknesses, or irregular fund transfers between the Company and

ANNEX 4

shareholders. From February 7, 2017 (inclusive) to the Closing Date, to the best knowledge of Party A, Party A is not aware of any violation of the aforementioned matters by the Company.
5.
Undisclosed Liabilities. Party A represents and warrants that during each accounting year within the Party A Commitment Period, there are no undisclosed significant liabilities (referring to liabilities exceeding RMB 2,000,000) in the Company’s balance sheet. To the best knowledge of Party A, Party A is not aware of any guarantees or assurances provided by the Company to others, or any mortgages, pledges, or other security interests created on its assets, or any violations of any executed credit, loan, or lending agreements prior to completion of the Change of Registration.
6.
Capital Structure. To the best knowledge of Party A, the equity structure of the registered capital as stated in the Articles of Association and any amendments thereto registered with the SAMR is in full compliance with the provisions stated in the Articles of Association and any amendments provided to Party B. Party A has fully paid up its subscribed capital and there are no circumstances of false contribution, overstatement of registered capital, misappropriation of registered capital, or any other violation of applicable Laws and regulations regarding the subscribed capital of the Company. To the best knowledge of Party A, there are no disputes between the Company and Party A regarding the Company’s equity, equity transfer proceeds, or capital contributions, and all historical equity transfers involving Party A were genuine and valid, with fair transaction pricing. To the best knowledge of Party A, as of the Closing Date, the Company has never promised or actually issued any equities, shares, bonds, subscription rights, options, or similar rights or interests beyond the aforementioned shareholder equity, to any Person in any form. There are no nominee arrangements or similar arrangements regarding the Target Equity Interest, nor are there any security interests such as pledge or mortgage or any type of encumbrances (including, but not limited to, any sales or other ownership retention agreements subject to conditions, any leases with the nature of granting any security interest, and any documents designating a third party as the beneficiary of loss compensation) or any other third-party rights (including, but not limited to, any options or any conversion or preferential rights) in relation to any Person’s equity interest. There are no circumstances where the Target Equity Interest is being compulsorily sold or disposed of.
7.
Absence of Certain Changes. As of the Closing Date, except as acknowledged in writing by Party B or as otherwise provided in this Agreement or disclosed to Party B, to the best knowledge of Party A, Party A is not aware of the following actions taken by the Company:

1)
Providing guarantees, collateral, mortgages, pledges, or other forms of security rights to any other Person;
2)
Waiving any claims against others or waiving any rights to seek compensation;
3)
Making material modifications to any existing contracts or agreements that are apparently detrimental to the Company;

ANNEX 4

4)
Appointing or dismissing senior management personnel of the Company, including directors, general managers, vice general managers, and chief financial officers, or modifying their employment contracts;
5)
Transferring or granting others the right to use the Company’s Intellectual Property Rights, except for the Daily Business activities of the Company;
6)
Experiencing material adverse changes in the Company’s financial condition or engaging in transactions or activities outside the Company’s normal business operations that have a Material Adverse Effect on the Company;
7)
Adopting any resolutions of shareholder meetings/general meetings or board meetings that are different from the Company’s routine matters, except for resolutions formed to fulfill the matters acknowledged by Party B in this Agreement;
8)
Declaring, paying, preparing to declare, or preparing to pay any dividends, distributions, or other forms of shareholder dividends;
9)
Spinning-off, merging with third parties, acquiring third-party shares, assets, or businesses; or
10)
Any acts or omissions that lead to the occurrence of the above situations.

8.
Taxation. Party A confirms that during the Party A Commitment Period, the Company has completed all tax registrations required by the PRC Laws, has appropriately paid the taxes indicated in its financial statements, and maintains the financial records for proper taxation and payment. The Company has not engaged in any tax evasion, underpayment, or arrears, and is not required to pay any fines, surcharges, Penalties, late fees, or interest related to taxes. During the Party A Commitment Period, the Company has not engaged in any uncorrected tax violations or irregularities, and has not been involved in any unresolved tax disputes or litigation. The Company deducts and withholds individual income tax from its employees in accordance with the Law. During the Party A Commitment Period, all tax benefits and financial subsidies obtained by the Company were lawfully obtained and have not been revoked or cancelled by the Government Authorities. To the best knowledge of Party A from February 7, 2017 (inclusive) until the Closing Date, Party A is not aware of any violations of the aforementioned provisions by the Company.
9.
Contracts. Party A confirms that all Material Agreements or Contracts entered into by the Company during the Party A Commitment Period are lawful, valid, and enforceable, and there is no major breach by the Company. From February 7, 2017 (inclusive) until the Closing Date, to the best knowledge of Party A, Party A is not aware of any violation by the Company of the aforementioned provisions. The term “Material Agreements or Contracts” referred to herein includes all contracts, agreements, or other forms of documents or arrangements with a contract amount exceeding RMB 5,000,000.

ANNEX 4

10.
Apart from the contracts that have been disclosed to Party B, to the best knowledge of Party A, as of the Closing Date, Party A confirms that it is not aware of the existence of the following contracts:

1)
Contracts, agreements or documents that seriously damage the interests of the Company;
2)
Contracts, agreements or documents that substantially restrict the Company's daily operation;
3)
Contracts, agreements, or documents that have a significant impact or are likely to have a significant impact on the transactions under this Agreement, but have not been disclosed to Party B, which should have been disclosed to Party B; or
4)
The existence of severe violations by the Company of contracts, agreements, or documents in which the Company is a party or which are binding on the Company, and which have a Material Adverse Effect on the Company’s operations.

11.
Intellectual Property Rights.
1)
In August 2002, ChipMOS TECHNOLOGIES (Bermuda) LTD. (hereinafter referred to as “ChipMOS Bermuda”, later merged with ChipMOS TECHNOLOGIES) signed a Technology Transfer Agreement with the Target Company. The agreement stipulated that ChipMOS Bermuda would transfer wafer and semiconductor product packaging and testing related technologies to the Target Company for a period of 10 years. After the merger of ChipMOS TECHNOLOGIES and ChipMOS Bermuda, ChipMOS TECHNOLOGIES and the Target Company signed an Assumption Agreement in 2016, which stipulated that ChipMOS TECHNOLOGIES would assume all rights and obligations of ChipMOS Bermuda under the aforementioned Technology Transfer Agreement. However, since the earlier Technology Transfer Agreement had expired, it was not included in the Assumption Agreement. When ChipMOS TECHNOLOGIES merged with ChipMOS Bermuda, ChipMOS TECHNOLOGIES acquired the co-ownership of the intellectual property rights with the Target Company as stipulated in the earlier Technology Transfer Agreement, including but not limited to the Joint Patents and trade secrets described in Subsection 5) of Section 16 of this Annex 4.
2)
In October 2011, ChipMOS Bermuda entered into a Technology Transfer Agreement with the Target Company, which stipulated that ChipMOS Bermuda would transfer the technology related to wafer and semiconductor product packaging and testing to the Target Company for a period of 10 years. Later, due to the merger of ChipMOS TECHNOLOGIES and ChipMOS Bermuda, ChipMOS TECHNOLOGIES and the Target Company signed an Assumption Agreement in 2016, which stipulated that ChipMOS TECHNOLOGIES would assume all rights and obligations of ChipMOS Bermuda under the Technology Transfer Agreement.

ANNEX 4

3)
In May 2016, ChipMOS TECHNOLOGIES signed a Technology Transfer and License Agreement with the Target Company, and subsequently signed supplementary agreements in August 2016 and January 2017. These agreements stipulated that ChipMOS TECHNOLOGIES would transfer and license the technology related to LCD driver packaging and testing and wafer bumping to the Target Company for a period of 23 years.
4)
In 2020, ChipMOS TECHNOLOGIES and the Target Company signed a Termination Agreement, which stipulated the termination of the technical cooperation between ChipMOS TECHNOLOGIES and the Target Company. It was agreed that the Target Company would continue to use the authorized technology, and the Target Company granted ChipMOS TECHNOLOGIES the right to use the improved technology based on the authorized technology. ChipMOS TECHNOLOGIES agreed to permanently and irrevocably waive the rights granted to the Target Company’s improved technology (the “Aforementioned Technology”) acquired in the Termination Agreement. In light of the above, ChipMOS TECHNOLOGIES and the Target Company hereby acknowledge and commit that the Parties have the right to independently implement or use other improved technologies that they individually or jointly own, and each Party shall independently enjoy the benefits of implementing or using their respective individually or jointly owned improved technologies. Neither Party shall claim any infringement liability for the Aforementioned Technology in any manner against the other Party or any Person allowed to use it by the other Party.
5)
Except for the above, Party A confirms that there are no other forms of possession, use, or sharing of the Company’s tangible/intangible assets during the Party A Commitment Period.
6)
During the Party A Commitment Period, Party A confirms that all patents, trademarks, software copyrights and domain names owned by the Company have been formally registered or recorded in accordance with the Law, and there are no issues that could potentially render any Intellectual Property Right invalid or unenforceable. From February 7, 2017 (inclusive) until the Closing Date, to the best knowledge of Party A, Party A is not aware of any violation of the aforementioned provisions by the Company.
7)
During the Party A Commitment Period, Party A confirms that, except as disclosed to Party B, the Company has not granted any third party the license to use any patents, proprietary technologies, copyrights, trademarks, or any other Intellectual Property Rights of the Company, whether exclusive or non-exclusive, except for the licenses that may arise in the Daily Business Operation. From February 7, 2017 (inclusive) until the Closing Date, to the best knowledge of Party A, Party A is not aware of any violation of the aforementioned provisions by the Company.

ANNEX 4

8)
During the Party A Commitment Period, Party A is not aware of any infringement of third-party Intellectual Property Rights, trade secrets, proprietary information, or any similar rights by the Company. To Party A's knowledge, there are no pending or potential claims, disputes or litigation proceedings against the Company regarding any infringement of third-party Intellectual Property Rights, trade secrets, proprietary information, or any similar rights. From February 7, 2017 (inclusive) until the Closing Date, to the best knowledge of Party A, Party A is not aware of any violation of the aforementioned provisions by the Company.
9)
To the best knowledge of Party A, as of the Closing Date, Party A confirms that it is not aware of any legal proceedings regarding intellectual property disputes where the Company is a Party or receiving any notices or claims questioning the Company’s ownership of any Intellectual Property Right.

12.
Environment, Health and Safety. During the Party A Commitment Period, Party A confirms that the Company has consistently complied with all applicable PRC Laws regarding environmental protection in its business operations and has not engaged in any activities that violate such Laws. During the Party A Commitment Period, the Company has not been subject to any public investigations or penalties by government environmental departments due to any illegal or non-compliant environmental activities. During the Party A Commitment Period, the Company has obtained all necessary environmental permits required by environmental protection laws, regulations, rules, and provisions (including, but not limited to, any environmental impact assessments, environmental completion acceptance, and pollutant discharge permits for the construction projects). During the Party A Commitment Period, there are no ongoing claims, legal actions, lawsuits, or investigations against the Company related to its violation of environmental Laws or any actual or anticipated liability, obligations, or responsibilities under environmental Laws. To the best knowledge of Party A, from February 7, 2017 (inclusive) until the Closing Date, Party A is not aware of any violation of the aforementioned provisions by the Company.
13.
Litigations and other legal proceedings. As of the Closing Date, to the best knowledge of Party A, Party A confirms that it is not aware of any circumstances that may have a Material Adverse Effect on the Company or have a significant negative impact on the formation, validity and enforceability of the Transaction Documents and the transactions contemplated therein, whether completed or pending:

1)
Punishments, injunctions or instructions imposed by Government Authorities on Party A or the Company;
2)
Civil litigation, criminal litigation, administrative litigation, arbitration or other proceedings, disputes or claims of rights pertaining to Party A or the Company, including.

ANNEX 4

14.
Compliance with Laws. During the Party A Commitment Period, Party A confirms that all activities of the Company, in all material aspects, comply with applicable Laws and requirements of relevant Government Authorities at all times and there are no circumstances where any Laws have been violated to the extent that it has a Material Adverse Effect on the Company. During the Party A Commitment Period, the Company has all the necessary permits, licenses, exemptions, consents, authorizations, registrations, or recordations (“Business Permits”) required by applicable Laws for its operations, and all such Business Permits have been obtained legally and remain valid. During the Party A Commitment Period, there are no ongoing or potential administrative penalties, administrative reconsideration or administrative litigation proceedings or other government investigations or proceedings against the Company. From February 7, 2017 (inclusive) until the Closing Date, to the best of the knowledge of Party A, Party A is not aware of any violation of the aforementioned provisions by the Company.
15.
Employee Matters.

During the Party A Commitment Period, Party A confirms that:

1)
There are no pending labor disputes or conflicts between the Company and its current employees or former employees. The Company is not aware of any potential labor disputes or conflicts. The Company does not have any outstanding financial obligations for severance pay or any similar compensation or indemnity expenses related to employment relationships;
2)
The Company has duly paid and/or withheld and remitted all social insurance contributions or employee benefits, including pension, housing, medical, unemployment and other relevant legal and contractual obligations as required by Laws, agreements and commitments;
3)
In addition to legally required employee benefits, social security and severance payments, the Company does not provide or promise any other on-the-job, off-the-job, termination, retirement, or pension benefits, protections or compensations to its employees.
16.
Special Matters.
1)
In June 2002, Party A invested in the Company by issuing convertible bonds (demand notes) overseas to raise funds for the Company from ChipMOS Bermuda (which was later merged with ChipMOS TECHNOLOGIES). According to the relevant provisions of the Principles for Investment or Technical Cooperation Review in the Chinese Mainland Region, the issuance of convertible bonds (demand notes) did not require the Approval of Taiwan Investment Commission.

ANNEX 4

2)
In March 2002, ChipMOS Bermuda and Shanghai Qingpu Industrial Park Development (Group) Co., Ltd. signed an investment agreement (hereinafter referred to as the “Investment Agreement”). Party A and ChipMOS TECHNOLOGIES confirm that the Investment Agreement has been fulfilled and completed, and there are no disputes or potential disputes between the parties. The Company, based on the Investment Agreement, holds all the properties it owns, and the Company has legal, valid and unencumbered ownership of such properties in accordance with applicable Laws. It is the sole and lawful beneficial owner of such properties and has the right to freely transfer such properties. The Company has obtained the land and property legally and in compliance with regulations based on the Investment Agreement. The Company has signed appropriate land transfer agreements with the relevant authorities, obtained land use approvals, and has the right to possess and use the land in accordance with the Laws. The Company has also made timely and full payments for the land transfer fees, land use fees and other related expenses, and the land development and use have not violated the provisions of the relevant land transfer contracts, land transfer agreements, land use approvals or land use certificates. If the Company and Party B incur administrative penalties or any other Losses due to the aforementioned matters, Party A commits to provide unconditional and full compensation.
3)
The Company signed a land transfer contract in 2002, and some of the land remained idle until it was reclaimed in 2008. The idle period of the land exceeded 2 years, resulting in non-compliance issues. If these matters lead to any administrative penalties or other Losses for the Company and Party B, Party A commits to provide unconditional and full compensation.
4)
In February 2017, Party A transferred its equity interest to Shanghai Zuzhu Business Consulting Partnership (Limited Partnership), Accretech (China) Co., Ltd., Tibet Unigroup GuoWei Investment Co., Ltd., Gongqingcheng Changhou Investment Management Ltd., Shih-Jye Cheng, Chao-Jung Tsai, Shou-Kang Chen and David W. Wang. The equity transfer was a genuine expression of intent by all parties involved, and the transferees have made payments to Party A in accordance with the respective equity transfer agreements. Among them, Chao-Jung Tsai actually paid US$1,773,768.48, fulfilling the payment obligation of RMB 12,187,500 as stipulated in the equity transfer agreement; David W. Wang actually paid US$40,914.72, fulfilling the payment obligation of RMB 281,125 as stipulated in the equity transfer agreement; Shih-Jye Cheng actually paid US$1,478,132.74, fulfilling the payment obligation of RMB 10,156,250 as stipulated in the equity transfer agreement. The remaining parties made the respective payments in RMB, fulfilling the payment obligation as stipulated in the corresponding equity transfer agreement. Party A has fulfilled its tax declaration obligations regarding such equity transfer, and there is no situation where the tax authorities deem the equity transfer to be undervalued and require additional tax payment.

ANNEX 4

5)
ChipMOS TECHNOLOGIES and the Target Company jointly own four valid authorized patents, as detailed in the table below (hereinafter referred to as “Joint Patents”). Without the Company’s consent, ChipMOS TECHNOLOGIES shall not be allowed to authorize any third party to use the Joint Patents, nor can it initiate any patent infringement lawsuits against third parties regarding the Joint Patents. The profits obtained by the company from implementing the shared patents belong solely to the company and no fees need to be paid to Party A. To avoid ambiguity, ChipMOS TECHNOLOGIES has the right to continue using the shared patents free of charge and to abide by the provisions of the “Patent Joint Ownership Agreement” signed with the target company. Apart from the aforementioned shared patents, Party A and its Related Parties do not have any other jointly owned or used assets with the target company. To the best knowledge of Party A, Party A confirms that there is a certain difference in the technological advancement of the shared patents compared to the business conducted by the current target company. The technology used by the target company for its current main Business is developed independently and does not depend on these patents.

Target Patent Rights	Patent Name	Patent No.	Duration of Patent Right	Right Holder	Patent Type	Current Legal Status
	Chip packaging structure (place of registration: Taiwan, China)	Invention No. 1302373	2008.10.21-2026.7.17	Unimos Microelectronics (Shanghai) Co., Ltd. ChipMOS TECHNOLOGIES INC.	Invention Patent	Valid
	Chip packaging structure (place of registration: Taiwan, China)	Invention No. 1318443	2009.12.11-2026.7.11	Unimos Microelectronics (Shanghai) Co., Ltd. ChipMOS TECHNOLOGIES INC.	Invention Patent	Valid
	Chip encapsulation structure	CN200610030115.0	2006.8.16-2026.8.15	Unimos Microelectronics (Shanghai) Co., Ltd. ChipMOS TECHNOLOGIES INC.	Invention Patent	Valid
	Chip packaging structure	CN200610099222.9	2006.7.21-2026.7.20	Unimos Microelectronics (Shanghai) Co., Ltd. ChipMOS TECHNOLOGIES INC.	Invention Patent	Valid

ANNEX 4

6)
Party A acknowledges that the projects undertaken by the Company, including "Unimos Microelectronics (Shanghai) Co., Ltd. Engineering Project," "New Gold Bump Plating Process Construction Project" and "New Storage Chip Packaging and Testing Technology Transformation Project" have fulfilled all the relevant formalities in accordance with Laws and regulations, such as project approval, environmental protection and fire safety, etc.. The actual commencement of "Unimos Microelectronics (Shanghai) Co., Ltd. Engineering Project" occurred before the commencement date stated in the construction permit and the issuance date of the planning permit of construction engineering, which indicates a defect in "construction before approval." Party A acknowledges that if the Company or Party B suffers Losses due to incomplete or non-compliant procedures in the production line, Party A undertakes to unconditionally provide full indemnification.

17.
Information Provision. Party A confirms that it has provided full disclosure to Party B of any documents, statements and information that may have a substantial adverse impact on Party A’s ability to fulfill its obligations under this Agreement and other Transaction Documents, or that may have a Material Adverse Effect on Party B’s willingness to enter into this Agreement and other Transaction Documents, once disclosed to Party B. To the best knowledge of Party A, all documents, materials and information provided to Party B prior to and after the signing of this Agreement are true, accurate, without omission and not misleading. As of the Closing Date, to the best knowledge of Party A, the Company does not possess any documents, statements or information that are reasonably considered to have a Material Adverse Effect on either Party under this Agreement or may have a Material Adverse Effect on Party B’s willingness to enter into this Agreement, once disclosed to Party B.
18.
Anti-unfair Competition and Anti-commercial Bribery. During the Party A Commitment Period, Party A confirms that the Company’s products, Business or technology have never constituted unfair competition against third parties. During the Party A Commitment Period, the Company or any directors, management personnel or employees do not engage in any actions that violate anti-commercial bribery laws and regulations (“Anti-bribery Laws”), including promising, authorizing or paying any valuable assets, or promising or authorizing the provision of any valuable assets to any third party (including but not limited to any government officials, political parties, party officials or candidates for party positions). During the Party A Commitment Period, the Company has established appropriate internal control systems (including but not limited to accounting systems and procurement systems) to ensure the compliance with Anti-bribery Laws. From February 7, 2017 (inclusive) until the Closing Date, to the best knowledge of Party A, Party A is not aware of any violation of the aforementioned provisions by the Company.

ANNEX 4

Under this Agreement, “Anti-bribery Laws” refer to (i) relevant articles of the Criminal Law of the PRC (including Articles 93, 163, 164, 389, 390, 391, 392, and 393); (ii) relevant articles of the Anti-Unfair Competition Law of the PRC (including Articles 7 and 9); (iii) the Interim Regulations issued by the State Administration for Industry and Commerce on Prohibiting Acts of Commercial Bribery; and (iv) any other applicable Laws, regulations, and provisions that are revised and supplemented from time to time in relation to commercial bribery, anti-corruption or related matters in any circumstances.

ANNEX 4

ANNEX 5 EQUITY TRANSFER BY STRATEGIC INVESTORS

No.	Party A	Party B	Target Equity Interest	Transfer Price
1.	Accretech (China) Co., Ltd.	Zhuhai Hongcun Zhengxin Enterprise Management Partnership (Limited Partnership)	1.4162% (corresponding to a capital contribution of RMB34,964,934 in the Company)	Renminbi Thirty million, eight hundred and two thousand, three hundred and fifty Yuan (RMB30,802,350.00)
2.	Shih-Jye Cheng		1.1202% (corresponding to a capital contribution of RMB27,656,250 in the Company)	Renminbi Twenty-four million, three hundred and sixty-four thousand, three hundred and fifty Yuan (RMB24,364,350.00)
3.	Chao-Jung Tsai		1.3443% (corresponding to a capital contribution of RMB33,187,500 in the Company)	Renminbi Twenty-nine million, two hundred and thirty-eight thousand, five hundred and twenty-five Yuan (RMB29,238,525.00)
4.	David W. Wang		0.0310% (corresponding to a capital contribution of RMB765,525 in the Company)	Renminbi Six hundred and seventy-four thousand, two hundred and fifty Yuan (RMB674,250.00)
5.	Shou-Kang Chen		0.1240% (corresponding to a capital contribution of RMB3,062,100 in the Company)	Renminbi Two million, six hundred and ninety-seven thousand Yuan (RMB2,697,000.00)

ANNEX 5

ANNEX 6 BANK ACCOUNT DESIGNATED BY PARTY A

CHIPMOS TECHNOLOGIES (BVI) LTD.

Bank Account Information

CNY

BENEFICIARY: CHIPMOS TECHNOLOGIES (BVI) LTD.

ACCOUNT NO.:

BENEFICIARY’S BANK:

BANK ADDRESS:

SWIFT CODE:

THRU BANK:

ANNEX 6